                                                                   EXHIBIT 10.13


                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


                                     between

                            PHYSICIAN PARTNERS, INC.

                                       and

                       FIRST UNION CAPITAL PARTNERS, INC.



                            Dated as of July 10, 1997

                                TABLE OF CONTENTS


                                                            Page
                                                            ----
SCHEDULES
           1.1        - Stock Option Plans
           3.6        - Financial Statements
           5.2        - Conflicts
           5.5        - Capitalization
           5.7        - Non-GAAP Financial Statements
           5.8        - Litigation
           5.10(a)    - Real Property
           5.10(b)    - Leases
           5.11       - Material Contracts
           5.13       - Labor Matters
           5.14       - Employee Benefit Plans
           5.15       - Applicable Law
           5.16       - Taxes
           5.17       - Intellectual Property
           5.18       - Insurance
           5.24       - Interested Transactions
EXHIBITS

           A - Certificate of Incorporation
           B - Certificate of Designation
           C - Bylaws
           D - Form of Warrant
           E - Form of Registration Agreement
           F - Amendments to Management Services Agreements
           G - Form of Opinion of McDermott, Will & Emery

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


        THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated as of July 10, 1997 between PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Company"), and FIRST UNION CAPITAL PARTNERS, INC., a Virginia corporation (the "Purchaser").

                              Statement of Purpose

        Pursuant to the Reorganization and Merger Agreement (as defined herein), each of The Corvallis Clinic, P.C., an Oregon professional corporation ("Old Corvallis"), HealthFirst Medical Group, P.C., an Oregon professional corporation ("Old HealthFirst"), and Medford Clinic, P.C., an Oregon professional corporation ("Old Medford," together with Old Corvallis and Old HealthFirst, the "Old PCs"), engaged in the following reorganization and merger transactions: (i) each respective Old PC formed, as a wholly-owned subsidiary thereof, a respective Oregon professional corporation (each such respective newly incorporated professional corporation referred to as "New Corvallis," "New HealthFirst" and "New Medford," and collectively with any other Person that enters into a Management Services Agreement (herein defined) with the Company, referred to herein as the "New PCs"); (ii) each Old PC transferred certain assets relating to its provider professional services business to its respective New PC and distributed to its respective shareholders all of the issued and outstanding shares of its respective New PC; (iii) each Old PC converted from an Oregon professional corporation to an Oregon business corporation; (iv) each Old PC entered into a Management Services Agreement (as defined herein) with its respective New PC; and (v) each of the Old PCs was merged with and into the Company.

        In order to obtain financing to capitalize the Company, refinance certain of the Company's existing indebtedness, for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Documents, to provide for ongoing working capital for capital spending and acquisition needs and for other purposes in compliance with the regulations of the United States Small Business Administration, the Company is entering into this Agreement providing for the issuance by the Company of preferred stock and warrants to purchase common stock for an aggregate purchase price of $15,000,000.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Affiliate" means, with respect to a Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, that in no event shall any New PC be deemed an Affiliate of the Company by reason of the terms of any Management Services Agreement.

        "Agreement" means this Preferred Stock and Warrant Purchase Agreement, as amended or supplemented from time to time.

        "Best knowledge" means, with respect to any Person, the actual knowledge of an executive officer of such Person after reasonable inquiry.

        "Bylaws" means the Bylaws of the Company as in effect on the date hereof, a copy of which is attached hereto as Exhibit C.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law or executive order to close.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof, a copy of which is attached hereto as Exhibit A.

        "Certificate of Designation" means the Certificate of Designation of the Series B Preferred Stock attached hereto as Exhibit B setting forth the powers, preferences and relative participating, optional or other rights and the qualifications, limitations and restrictions of shares of the Series B Preferred Stock.

        "Change in Control Plan" means the Company's Change in Control Plan, together with all agreements entered into thereunder, as in effect on the date hereof.

        "Charter Documents" means, with respect to any Person, the articles of incorporation, bylaws and any amendments or supplements thereto, or other equivalent organizational documents, of such Person, each as in effect upon the date hereof.

        "Class A Common Stock" means the Class A Common Stock of the Company, par value $.01 per share, as described in the Certificate of Incorporation and any other capital stock into which such Common Stock is reclassified or reconstituted.

        "Class B Common Stock" means the Class B Common Stock of the Company, par value $.01 per share, as described in the Certificate of Incorporation and any other capital stock into which such Common Stock is reclassified or reconstituted.

        "Closing" has the meaning set forth in Section 2.5.

        "Closing Date" has the meaning set forth in Section 2.5.

        "Closing Date Value Per Share" has the meaning set forth in Section
9.10.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Common Stock" means the Class A Common Stock and the Class B Common Stock.

        "Company Charter Documents" means the Certificate of Incorporation, the Bylaws, each as in effect on the date hereof, and the Certificate of Designation.

        "Company Competitor" means (a) any Person that directly provides management services to medical group practices similar to those services then provided by the Company and (b) any Person who owns, directly or indirectly, 50% or more of the outstanding voting securities of any Person described in clause
(a); provided, that no Person shall be a Company Competitor for purposes of this Agreement solely by reason of its beneficial ownership of securities for investment purposes (including securities held by a venture firm or other portfolio investor).

        "Company Financial Statements" has the meaning set forth in Section 5.7.

        "Confidential Information" has the meaning set forth in Section 12.1.

        "Contractual Obligation" means, with respect to a Person, any provision of any security issued by such Person or any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

        "Eligible Offering" has the meaning set forth in Section 8.1.

        "Employee Benefit Plan" means, with respect to any Person, any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Person or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Person or any current or former ERISA Affiliate.

        "Employment Agreements" means (a) the Amended and Restated Employment Agreement, dated as of September 19, 1996, between the Company and David M. Goldberg; (b) the Amended and Restated Employment Agreement, dated as of September 19, 1996, between the Company and

Tim E. Dupell; (c) the Employment Agreement, dated as of September 19, 1996, between the Company and Michael F. Bonazzola, M.D.; (d) the Employment Agreement, dated as of September 19, 1996, between the Company and Gerald W. Erstgaard, as amended as of December 31, 1996; (e) the Employment Agreement, dated as of September 19, 1996, between the Company and Jon B. Ness; and (f) any other agreement, contract, arrangement or understanding between the Company and any of its directors, executives, managers or other employees relating to any such individual's terms of employment or other engagement by the Company, each as amended or supplemented from time to time.

        "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et. seq.), the Clean Air Act (42 U.S.C. Section 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. Section 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the rules and regulations promulgated under each of these statutes, each as amended or supplemented.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any Person who together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

        "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Authority, (e) which are deemed to pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or
(g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

        "Indemnified Company Party" has the meaning set forth in Section
11.1(b).

        "Indemnified Party" has the meaning set forth in Section 11.1(b).

        "Indemnified Purchaser Party" has the meaning set forth in Section 11.1(a).

        "Indemnitor" has the meaning set forth in Section 11.1(b).

        "Intellectual Property" has the meaning set forth in Section 5.18.

        "Leased Property" has the meaning set forth in Section 5.10.

        "Leases" has the meaning set forth in Section 5.10.

        "Liabilities" has the meaning set forth in Section 5.15.

        "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind.

        "Management Services Agreements" means (a) the Practice Management Agreement, dated as of January 31, 1997, between the Company and New Corvallis;
(b) the Practice Management Agreement, dated as of January 31, 1997, between the Company and New HealthFirst; (c) the Practice Management Agreement, dated as of January 31, 1997, between the Company and New Medford; and (d) any contract or agreement entered into with any Person following the date hereof by the Company or any Subsidiary relating to the provision of medical management services that generates, or is proposed to generate on a pro forma basis, more than 15% of the annual consolidated revenues of the Company and its Subsidiaries, each as amended or supplemented from time to time.

        "Material Adverse Effect" means, with respect to any Related Company, a material adverse effect upon (a) the business, assets, condition (financial or otherwise), operations or properties of such Related Company or (b) the ability of such Related Company to perform its material obligations under any of the Transaction Documents or other Material Contracts to which such Related Company is a party.

        "Material Contracts" has the meaning set forth in Section 5.11.

        "Merger Date Value Per Share" has the meaning set forth in Section 9.10.

        "New Corvallis" means The Corvallis Clinic, P.C., an Oregon professional corporation (formerly known as Physician Partners Corvallis, P.C.).

        "New HealthFirst" means HealthFirst Medical Group, P.C., an Oregon professional corporation (formerly known as Physician Partners HealthFirst, P.C.).

        "New Medford" means Medford Clinic, P.C., an Oregon professional corporation (formerly known as Physician Partners Medford, P.C.).

        "New PCs" has the meaning set forth in the Statement of Purpose.

        "New PC Financial Statements" has the meaning set forth in Section 5.7.

        "Old Corvallis" means The Corvallis Clinic, P.C., an Oregon professional corporation, which pursuant to the Reorganization and Merger Agreement was merged with and into the Company.

        "Old HealthFirst" means HealthFirst Medical Group, P.C., an Oregon professional corporation, which pursuant to the Reorganization and Merger Agreement was merged with and into the Company.

        "Old Medford" means Medford Clinic, P.C., an Oregon professional corporation, which pursuant to the Reorganization and Merger Agreement was merged with and into the Company.

        "Old PCs" means collectively Old Corvallis, Old HealthFirst and Old Medford.

        "Permitted Transferee" has the meaning set forth in Section 13.3.

        "Person" means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Purchase Price" has the meaning set forth in Section 2.3.

        "Purchased Securities" has the meaning set forth in Section 6.3.

        "Preferred Shares" has the meaning set forth in Section 2.1.

        "Public Offering" means a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, underwritten on a firm commitment basis by an investment banking firm with a national reputation acceptable to the Company.

        "Qualified Public Offering" means a Public Offering resulting in net proceeds to the Company of at least $25,000,000.

        "Real Property" has the meaning set forth in Section 5.10.

        "Registration Agreement" means the Registration Rights Agreement dated as of the date hereof among the Company and the Purchaser, a copy of which is attached hereto as Exhibit E.

        "Related Companies" means collectively (a) the Company (including any predecessor or any Person merged, directly or indirectly, with or into the Company), (b) each New PC, (c) each Subsidiary of the Company and (d) each Subsidiary of a New PC.

        "Reorganization and Merger Agreement" means the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of September 19, 1996, as amended on November 4, 1996, November 29, 1996 and December 31, 1996, among the Company and each Old PC.

        "Requirements of Law" means, with respect to a Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Series B Preferred Stock" means the Series B Cumulative Redeemable Preferred Stock of the Company as described in the Certificate of Designation.

        "Stock Option Plans" means (a) each of the stock option plans of the Company listed on Schedule 1.1 as in effect on the date hereof and any and all stock options issued pursuant thereto and (b) any other plan, agreement or award providing for the issuance of options to acquire Common Stock adopted following the date hereof by the Board of Directors of the Company.

        "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management of which is otherwise controlled by such Person; provided, that in no event shall any Person be deemed a Subsidiary of the Company solely by reason of the terms of any Management Services Agreement. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

        "Taxes" has the meaning set forth in Section 5.16.

        "Transaction Documents" means collectively, this Agreement, the Warrant, the Registration Agreement and the Certificate of Designation.

        "Warrant" mean the common stock purchase warrant issued by the Company to the Purchaser pursuant to this Agreement substantially in the form attached hereto as Exhibit D.

        1.2 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                    ARTICLE 2

                PURCHASE AND SALE OF PREFERRED STOCK AND WARRANT


        2.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions hereof, the Company agrees to issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, on the Closing Date, 15,000 shares of Series B Preferred Stock (the "Preferred Shares"). The Preferred Shares shall have the powers, rights and preferences as set forth in the Certificate of Designation.

        2.2 Purchase and Sale of Warrant. Subject to the terms and conditions hereof, the Company agrees to issue to the Purchaser and the Purchaser agrees that it will acquire from the Company, on the Closing Date, a Warrant to purchase 1,799,893 shares of Class B Common Stock, subject to reduction and adjustment in such number of shares as provided in the Warrant.

        2.3 Purchase Price. The aggregate purchase price of the Preferred Shares and Warrant shall be $15,000,000 (the "Purchase Price").

        2.4 Redemption Premium. The Company and the Purchaser acknowledge that under the regulations of the United States Department of Treasury, the issuance of the Series B Preferred Stock and the Warrant for an aggregate, combined purchase price will result in the creation of a "redemption premium" on the Series B Preferred Stock equal to the value of the Warrant. After taking into account all relevant factors (including the fact that no public market for the Common Stock currently exits, the general condition of the financial markets at this time, the liquidation preferences of senior securities of the Company, the exercise price for shares of Class B Common Stock issuable upon exercise of the Warrant, the nature of the rights provided for in the Warrant and all other matters concerning the transactions contemplated by this Agreement), the Company and the Purchaser agree that the aggregate redemption premium on the Series B Preferred Stock (i.e., the aggregate value of the Warrant) is $1,000,000. The redemption premium will be allocated pro rata among the shares of Series B Preferred Stock. Neither the Company nor the Purchaser will take any position for United States federal income tax purposes that is inconsistent with the provisions of this Section 2.4.

        2.5 Closing. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Preferred Shares and Warrant shall take place at the closing (the "Closing") to be held at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Suite 4200, Charlotte, North Carolina 28202 at 10:00 a.m.,local time, on July 10, 1997, or at such other time and place as the Company and the Purchaser may agree in writing (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser the Preferred Shares and Warrant against delivery to the Company by the Purchaser of the Purchase Price therefor by wire transfer of immediately available funds, which funds shall not be used to repay any indebtedness of any Related Company except in accordance with Section 9.10(a).

                                    ARTICLE 3

             CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE

        The obligation of the Purchaser to purchase the Preferred Shares and Warrant, to pay the Purchase Price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date:

        3.1 Representations and Warranties. The representations and warranties of the Company contained in Section 5 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

        3.2 Compliance with this Agreement. The Company shall have performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

        3.3 Officers' Certificate. The Purchaser shall have received a certificate dated as of the Closing Date from the chief executive officer and chief financial officer of the Company in form and substance reasonably satisfactory to the Purchaser, to the effect that (a) all representations and warranties of the Company contained in this Agreement are true, correct and complete in all material respects, (b) the Company is not in violation in any material respect of any of the covenants contained in this Agreement and (c) all conditions precedent to the Closing of this Agreement to be performed by the Company have been duly performed in all material respects.

        3.4 Secretary's Certificates.

        (a) The Purchaser shall have received a certificate from the Company dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company certifying (i) that the attached copies of the Company Charter Documents and resolutions of the board of directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect, (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered in connection herewith on behalf of the Company and (iii) as to the good standing of the Company and its Subsidiaries in the applicable states of their incorporation and in each other state in which the Company or any Subsidiary is transacting business (except for states in which the failure to qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect).

        (b) The Purchaser shall have received a certificate from each New PC dated the Closing Date and signed by the Secretary or an Assistant Secretary of such New PC certifying (i) that the attached copies of its Charter Documents are all true, complete and correct and remain unamended and in full force and effect and (ii) as to the good standing of such New PC and its Subsidiaries in the applicable states of their incorporation and in each other state in which such New PC or any of its Subsidiaries are transacting business (except for states in which the failure to qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect).

        3.5 Transaction and Other Requested Documents. The Purchaser shall have received true, complete and correct copies of (a) the Company Charter Documents, the Transaction Documents, the Employment Agreements, the Management Services Agreements, the Change in Control Plan and the Stock Option Plans and (b) such other documents, opinions, certificates and agreements as the Purchaser may reasonably request in connection with or relating to the sale of the Preferred Shares and Warrant and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

        3.6 Financial Matters.

               (a) Financial Statements. The Purchaser shall have received such financial statements, certificates and other information concerning each Related Company, as set forth on Schedule 3.6 hereto.

               (b) Payment at Closing. There shall have been paid by the Company to the Purchaser any accrued and unpaid fees due hereunder (including, without limitation, reasonable legal fees and expenses and all reasonable fees and expenses of Ernst & Young, L.L.P.), including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Transaction Documents.

        3.7 Purchase Permitted by Applicable Laws. The acquisition of and payment for the Preferred Shares and Warrant to be acquired by the Purchaser hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirements of Law and (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law; and the Purchaser shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

        3.8 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to Contractual Obligations of the Company reasonably necessary, desirable, or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement and the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

        3.9 Registration Agreement. The Company shall have duly executed and delivered the Registration Agreement.

        3.10 Certificate of Designation. The Certificate of Designation shall have been filed and shall have become effective in the manner prescribed by applicable law.

        3.11 Amendments to Management Services Agreements. The Purchaser shall have received certified copies of amendments to each Management Services Agreement in the form attached hereto as Exhibit F which shall be in full force and effect.

        3.12 Estoppel Certificate. The Purchaser shall have received from each New PC an estoppel certificate with respect to the applicable Management Services Agreement in form and substance reasonably satisfactory to the Purchaser.

        3.13 Extension of Revolving Credit Facility. The Company shall have extended for a period of not less than 90 days that certain $5.5 million revolving credit facility evidenced by the Credit Agreement, dated as of February 1, 1997, between the Company and United States Bank of Oregon and the Purchaser shall have been furnished with appropriate evidence thereof reasonably satisfactory to the Purchaser.

        3.14 SBA Documents and Information. The Company shall have executed and delivered to the Purchaser the forms and information required by the rules and regulations of the United States Small Business Administration, including, without limitation, a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652 and information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031.

        3.15 Disbursement Instructions. The Purchaser shall have received written instructions from the Company to the Purchaser directing the payment of any proceeds of the Preferred Shares and Warrant that are to be paid on the Closing Date.

        3.16 No Material Adverse Change. On and prior to the Closing Date, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect.

        3.17 Opinion of Counsel. The Purchaser shall have received an opinion of McDermott, Will & Emery, counsel to the Company, dated the Closing Date, substantially in the form of Exhibit G.

                                    ARTICLE 4

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

        The obligations of the Company to issue and sell the Preferred Shares and the Warrant and to perform its other obligations hereunder shall be subject to the satisfaction of the following conditions on or before the Closing Date:

        4.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Section 6 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date.

        4.2 Compliance with this Agreement. The Purchaser shall have performed and complied in all material respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

        4.3 Issuance Permitted by Requirements of Laws. The issuance of the Preferred Shares and the Warrant to be issued by the Company hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and (b) shall not subject the Company to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

        4.4 Officer's Certificate. The Company shall have received a certificate dated as of the Closing Date from an executive officer of the Purchaser in form and substance reasonably satisfactory to the Company to the effect that (a) all representations and warranties of the Purchaser contained in this Agreement are true, correct and complete in all material respects, (b) the Purchaser is not in violation in any material respect of any of the covenants contained in this Agreement and (c) all conditions precedent to the Closing of this Agreement to be performed by the Purchaser have been duly performed in all material respects.

        4.5 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to Contractual Obligations of the Purchaser reasonably necessary, desirable, or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement and the other Transaction Documents shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser, before and after giving effect to the transactions contemplated by this Agreement as follows:

        5.1 Corporate Existence and Power. Each Related Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

        5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of each Transaction Document to which it is or will be a party and the transactions contemplated thereby, including without limitation the issuance by the Company of the Preferred Shares and the Warrant and the reservation of Class B Common Stock to be issued pursuant to the Warrant thereunder, (a) have been duly authorized by all necessary corporate, and if required, stockholder action, (b) do not contravene the terms of the Company Charter Documents or the Charter Documents of any other Related Company and (c) except as disclosed in Schedule 5.2, will not, in any material respect, violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any material Contractual Obligation of any Related Company, or any Requirement of Law applicable thereto.

        5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of the Transaction Documents or the transactions contemplated thereby.

        5.4 Binding Effect. The Transaction Documents to which the Company is a party constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

        5.5 Capitalization. As of the Closing Date, the authorized capital stock of the Company and its Subsidiaries and the issued and outstanding shares thereof are as described on Schedule 5.5. As of the Closing Date, all outstanding shares of capital stock of the Company and its Subsidiaries will be duly authorized and validly issued, fully paid, nonassessable and free and clear of any Lien created by the Company or any Subsidiary thereof. Except as described in Schedule 5.5, (a) no other class of capital stock or other ownership interests of the Company or its Subsidiaries are authorized or outstanding, (b) neither the Company nor any Subsidiary has outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company or such Subsidiary, or any warrants or other agreements providing for or requiring the issuance by the Company or such Subsidiary of, any of its respective capital stock or any securities convertible into or exchangeable for its respective capital stock and (c) and neither the Company nor any Subsidiary has reserved for issuance any shares of its respective capital stock.

        5.6 Subsidiaries. (a) The Company does not own, directly or indirectly, any outstanding capital stock of or other ownership interest in (or securities, rights or other interests convertible into capital stock or other ownership interests) any Person and is not a member of a nonprofit corporation or limited liability company.

               (b) The New PCs do not own, directly or indirectly, any outstanding capital stock of or other ownership interest in (or securities, rights or other interests convertible into capital stock or other ownership interests) any Person and are not members of a nonprofit corporation or limited liability company.

        5.7 Financial Statements. (a) The Company has previously delivered to the Purchaser true and complete copies of (i) the audited balance sheets of (A) the Company as at September 30, 1996, (B) Old Corvallis as at November 30, 1994, November 30, 1995 and September 30, 1996; (C) Old HealthFirst as at December 31, 1994, December 31, 1995 and September 30, 1996; (D) the Suburban Medical Clinic, Inc. (a predecessor of Old HealthFirst) as at December 31, 1994 and 1995; and
(E) Old Medford as at December 31, 1994, December 31, 1995 and September 30, 1996 and the related audited statements of income, stockholders equity and cash flows of the Company and each Old PC (or predecessors thereto) for the fiscal period ended on each such date; (ii) the unaudited pro forma balance sheet of the Company as at September 30, 1996 and the related unaudited pro forma statements of income, stockholders equity and cash flows of the Company for the fiscal period ended on each such date; (iii) the audited balance sheet of the Company as of December 31, 1996 and the related audited statements of income, stockholders' equity and cash flows of the Company for the year ended December 31, 1996; and (iv) the unaudited balance sheet of the Company as at May 31, 1997 and the related unaudited statements of income, stockholders equity and cash flows of the Company for the five month period ended on such date, in each case above in clauses (i), (ii), (iii) and (iv) together with related notes thereto and, if audited, accountant's reports thereon, a complete list of which is set forth in Schedule 3.6 (referred to herein, collectively, as the "Company Financial Statements"). Each of the Company Financial Statements presents fairly, in all material respects, the financial position of the Company (or any predecessor) as of the date and the results of operations and cash flow of the Company (or any predecessor) for the period indicated, and except for the Company Financial Statements set forth on Schedule 5.7, all Company Financial Statements have been prepared in accordance GAAP. Since December 31, 1996 there has been no change, event or development of any kind which has had or could reasonably be expected to have a Material Adverse Effect.

        (b) The Company has previously delivered to the Purchaser true and complete copies of the (i) audited balance sheets of each New PC as at September 30, 1996 and December 31, 1996 and (ii) the unaudited balance sheets of each New PC as at May 31, 1997 and the related unaudited statements of income of each such New PC for the fiscal period ended on each such date, in each case together with related notes thereto and, if audited, accountant's reports thereon, a complete list of which is set forth in Schedule 3.6 (referred to herein, collectively, as the "New PC Financial Statements"). Each of the New PC Financial Statements presents fairly, in all material respects, the financial position of each New PC as of the date and the results of operations and cash flow of such New PC for the period indicated. All of the New PC Financial Statements have been prepared in accordance with GAAP. Since December 31, 1996, there has been no change, event or development with respect to any New PC of any kind which has had or could reasonably be expected to have a Material Adverse Effect (determined with respect to any New PC on a pro forma basis compared to its corresponding Old PC).

        5.8 Litigation. (a) Except as set forth on the Schedule 5.8, there are no claims, disputes, actions, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against any Related Company or any of the assets or properties of any Related Company before any court, arbitrator or Governmental Authority (i) with respect to any Transaction

Document or any transaction contemplated thereby or (ii) which could reasonably be expected, if adversely determined, to have a Material Adverse Effect.

        (b) Except as set forth on the Schedule 5.8, there are no orders, writs, judgments, injunctions, decrees, determinations or awards to which any Related Company is subject (i) with respect to any Transaction Document or any transaction contemplated thereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

        5.9 Licenses and Permits. Each Related Company has all governmental licenses, permits and authorizations necessary to carry on its business as it is now being conducted, except for such governmental licenses, permits and authorizations the absence of which could not reasonably be expected to have a Material Adverse Effect.

        5.10 Properties. (a) Set forth in Schedule 5.10(a) is a complete list of
(i) all real property owned by any Related Company (the "Real Property") and
(ii) the corresponding owner of such Real Property. All such Real Property is owned by the owner designated in such Schedule 5.10(a) free and clear of all Liens, except (A) as set forth on such Schedule 5.10(a), (B) liens for Taxes not yet payable and (C) liens for Taxes and other claims the validity of which any Related Company is contesting in good faith and the existence of which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (b) Set forth in Schedule 5.10(b) is a complete list of (i) all leases and subleases of real or personal property to which each Related Company is a party (the "Leases"), (ii) the corresponding lessee under such Lease and
(iii) a description of the property subject to such Lease (the "Leased Property"). All such Leases are valid and no Related Company is, and to the best of the Company's knowledge no other party to any Lease is, in violation of, or in default under, any such Lease in any material respect, and no event or circumstance has occurred which constitutes or, after notice or lapse of time or both would constitute, a violation or default thereunder in any material respect on the part of any Related Company or, to the best of the Company's knowledge, on the part of any other party thereto.

               (c) The Real Property, the Leased Property and all other assets owned, operated and leased by each Related Company are (i) maintained in a state of repair and operating condition consistent with good business practices, (ii) to the best of the Company's knowledge, in material compliance with all applicable laws, regulations and ordinances, including, without limitation, building and zoning laws and (iii) suitable for the uses intended therefor.

        5.11 Material Contracts. (a) Set forth in Schedule 5.11 is a complete list of all material contracts, agreements and commitments to which each Related Company is a party or by which any Related Company is bound (referred to herein, collectively, as the "Material Contracts"), including, without limitation (i) all material contracts, partnership agreements, joint venture agreements and all other agreements between any Related Company, on the one hand, and any provider, hospital, health maintenance organization, other managed care organization or other third-party provider, on the other hand, relating to the provision of medical or consulting services, treatments, patient referrals or other similar activities, (ii) the Leases, (iii) the Intellectual Property (as such term is defined in Section 5.17(a) hereof), (iv) all material indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the indebtedness, borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring any Related Company to make, or setting forth conditions under which such Related Company would be required to make, aggregate future payments in excess of $50,000 in any fiscal year or $100,000 in the aggregate, (v) all agreements for capital improvements or acquisitions involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (vi) all written employment and consulting agreements providing benefits in any amount for directors and officers or providing for benefits in excess of $100,000 to any employee or group of employees (whether by plan, series of agreements or otherwise) of any Related Company, (vii) all agreements not entered into in the ordinary course of business involving an amount in excess of $25,000 in any fiscal year or $100,000 in the aggregate, (viii) all agreements containing a covenant limiting the freedom of any Related Company (or any provider employee of any Related Company) to compete in any line of business with any Person or in any geographic area, (ix) all written contracts and commitments to which any Related Company is a party that require, in accordance with their respective terms, aggregate future payments by any Related Company in excess of $50,000 in any fiscal year or $100,000 in the aggregate and that are not cancelable by providing notice of 60 days or less, (x) all Employment Agreements, (xi) all Management Services Agreements, (xii) all agreements entered into under the Stock Option Plans and (xiii) all agreements entered into under the Change in Control Plan.

        (b) Each Material Contract is in full force and effect and constitutes the legal, valid and binding obligation of any Related Company which is a party thereto and is enforceable against such Related Company in accordance with its respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability. Each Related Company is not, nor, to the best of the Company's knowledge, is any other party to any such Material Contract, in violation of, or default under, any material provision of any such Material Contract in any material respect, and the consummation of the transactions contemplated by the Transaction Documents will not constitute in any material respect, a violation or default thereunder on the part of any Related Company or, to the best of the Company's knowledge, on the part of any other party thereto.

        5.12 Reorganization and Merger. The Company has delivered to the Purchaser true, complete and correct copies of the Reorganization and Merger Agreement together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that modify the substance thereof.

        5.13 Labor Matters. Except as set forth on Schedule 5.13, no Related Company is a party to any agreement that provides in the event of termination of the employment of any of the current officers, directors, employees or agents of any Related Company, that a Related Company will be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment health care or insurance benefits; as of the date hereof, there is no slow-down or work stoppage with respect to any Related Company; each Related Company is and has been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform Control Act, the Worker Adjustment and Retraining Notification Act and such laws respecting employment discrimination, equal opportunity, affirmative action, workers' compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; to the best knowledge of the Company, no investigation or review by or before any Governmental Authority concerning any violations of any such applicable laws is pending, nor is any such investigation threatened or has any such investigation occurred during the last three years, and no Governmental Authority has provided any notice to any Related Company or otherwise asserted an intention to conduct any such investigation. No Related Company is a party to any collective bargaining agreement or other labor union contract. Since December 31, 1992, there has not been any labor strike involving employees of any Related Company.

        5.14 Employee Benefit Plans. (a) The Company has delivered or made available to the Purchaser full and complete copies of all of the Employee Benefit Plans of each Related Company since January 1, 1995. No Related Company has established, operated or maintained any Employee Benefit Plan except as disclosed on Schedule 5.14 since January 1, 1995

               (b) No Employee Benefit Plan of any Related Company is a multi-employer plan (as such term is defined in Section 3(37) of ERISA. To the best of the Company's knowledge, since December 31, 1992, all of the Employee Benefit Plans of each Related Company have been maintained, operated and administered in compliance in all material respects with all Requirements of Law currently in effect with respect thereto, and each Related Company has performed all material obligations required to be performed thereby, and is not in any material respect in default or in violation of, any of its Employee Benefit Plan. Each Employee Benefit Plan of each Related Company intended to be qualified under Section 401(m) of the Code has heretofore been determined by the Internal Revenue Service to be so qualified, and each trust created thereunder has heretofore been determined by the Internal Revenue Service to be exempt from tax under the provisions of Section 501(a) of the Code and, to the best knowledge of the Company, nothing has occurred since the date of such determination of qualification that would result in the loss of such exemption. There exists no accumulated funding deficiency, whether or not waived, with respect to any Employee Benefit Plan of each Related Company. To the best of the Company's knowledge, there have been no prohibited transactions with respect to any Employee Benefit Plan of any Related Company that would result in any material liability or excise tax under ERISA or the Code. No Related Company has incurred, and does not reasonably expect to incur (i) any material liability to the Pension Benefit Guaranty Corporation, (ii) any material liability to a trustee under Section 4049 of ERISA or (iii) any "withdrawal liability" (within the meaning of Section 4201 of ERISA), in each case with respect to events occurring on or prior to the Closing Date. Since December 31, 1992, there has been no change in the financial condition of any of the Employee Benefit Plans of any Related Company which is a "funded defined benefit plan" (within the meaning of Section 3(35) of ERISA), other than changes which would not have a Material Adverse Effect. All benefits, expenses and other amounts due and payable under any Employee Benefit Plan of any Related Company as of the date hereof and all contributions, transfers and payments required to be made to any Employee Benefit Plan of any Related Company as of the date hereof have been paid or made, or accrued and booked. There are no "leased employees" (within the meaning of Section 414(n) of the Code) who perform services for any Related Company. There are no actions, suits or claims pending or, to the best of the Company's knowledge, threatened with respect to any Employee Benefit Plan of any Related Company other than routine claims for benefits. To the best of the Company's knowledge, there has not occurred, nor is there continuing, any transaction or breach of fiduciary duty under applicable law which could have a Material Adverse Effect or a material adverse effect on any Employee Benefit Plan of any Related Company.

        5.15 Compliance with Applicable Law. Except as set forth on Schedule 5.15, to the best of the Company's knowledge, each Related Company is not, nor since December 31, 1992 has any Related Company been, engaged in any activity, nor has any Related Company omitted to take any action, as a result of which such Related Company is or has been in violation of any Requirement of Law applicable to such Related Company including, without limitation:

               (a) Health Care Laws and Regulations. (i) Each Related Company has timely filed all reports required to be filed in connection with federal Medicare and applicable state Medicaid programs and due on or before the date hereof, and all required reports are true and complete in all material respects; there are no claims, actions or appeals pending (and no Related Company has filed anything that would result in any claims, actions or appeals) before any commission, board or agency with respect to any state or federal Medicare or Medicaid cost reports or claims filed by such Related Company on or before the date hereof, or with respect to any disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any audit of any cost reports that, if adversely determined, would have a Material Adverse Effect; no validation review or program integrity review related to any Related Company has been conducted with respect to the Related Company by any commission, board or agency in connection with federal Medicare or state Medicaid programs, and no such reviews are scheduled, pending or, to the Company's knowledge, threatened against or affecting any Related Company; each Related Company has timely filed all material reports, data and other information required by any other regulatory agency with authority to regulate the Related Company or its business in any manner; each Related Company is in compliance in all material respects with all rules, regulations and requirements of all health regulatory agencies, except where such noncompliance would not have a Material Adverse Effect; and the conduct of the business of each Related Company does not violate 42 U.S.C. Section 1320a-7b (commonly known as the "Anti-Kickback Statute") or 42 U.S.C. Section 1395nn (commonly known as the "Stark Amendments"), including all amendments thereto to the extent effective on the date hereof, unless any noncompliance with any of the foregoing provisions in this clause (i) would not have a Material Adverse Effect.

               (ii) Without limiting anything contained in Section 5.15(a)(i) hereof, none of the Related Companies, its executive officers and directors, or Persons who provide professional services on behalf of any such Related Company have:

                      (A) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

                      (B) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                      (C) presented or caused to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or other state health care program that is (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent;

                      (D) failed to disclose knowledge of the occurrence of any event affecting the initial or continuing right of a claimant to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

                      (E) knowingly and willfully made or caused to be made or induced or sought to induce the making of any false statement or representation (or omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (2) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3).

               (iii) Without limiting anything contained in Section 5.15(a)(i) hereof: (A) no Person (other than the Purchaser) will have a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. Section 1001.1001) in the Company of 5% or more immediately prior to or following the transactions contemplated by this Agreement.

               (iv) Without limiting anything contained in Section 5.15(a)(i) hereof, to the best knowledge of the Company, there are no Medicare, Medicaid or CHAMPUS recoupments or recoupments of any other third-party payor being sought, threatened, requested or claimed against any Related Company which could reasonably be expected to have a Material Adverse Effect.

        (b) Environmental Matters. (i) Each Related Company is in compliance with all applicable Environmental Laws in connection with the ownership, operation and condition of all aspects of its properties and businesses and otherwise, except for any such noncompliance which would not have a Material Adverse Effect.

               (ii) No Related Company has (A) generated, treated, stored, disposed of, transported or handled any Hazardous Material or (B) released into the environment any Hazardous Material, in any case in violation of any applicable Environmental Law or under circumstances which have subjected, or may subject, such Related Company to any indemnity or remedial obligation under any Environmental Law or any contract or agreement with another party which could reasonably be expected to have a Material Adverse Effect.

               (iii) There is and has been no (A) soil, surface water or ground water contamination affecting any Real Property or Leased Property, (B) asbestos-containing material installed in any such Real Property or Leased Property, (C) polychlorinated biphenyls deposited at any such Real Property or Leased Property or (D) illness, disability, injury or death of any Person (including, without limitation, any employee or former employee of any Related Company or any

Person employed at any such Real Property or Leased Property subject to any Lease) in any way arising out of exposure to substances or conditions present at any such Real Property or Leased Property which, in the case of any of (A) through (D), would have a Material Adverse Effect.

        5.16 Taxes. All material federal, state, county and other tax returns, reports and declarations of every nature, including, without limitation, income, employment, payroll, excise, property, sales and use taxes and unemployment contributions imposed by any federal, state or local Governmental Authority (referred to herein, collectively, as "Taxes"), required to be filed by or on behalf of, or with respect to, each Related Company have been duly and timely filed within the time periods required by law by each Related Company. Copies of all such returns or reports have been made available to the Purchaser. Except as set forth on the Schedule 5.16, all such returns or reports (a) are, or will be at the time of filing thereof in accordance with the tax laws applicable thereto in all material respects and (b) accurately reflect, or will accurately reflect at the time of filing thereof, all such Taxes required to be paid by each Related Company for the periods covered thereby in all material respects. No extension of time, or request therefor or waiver thereof, has been made or are presently pending or effective with respect to any such return, report or Taxes. All Taxes shown to be due and payable on such returns and reports and all deficiencies, assessments, penalties and interest thereon have been paid. All required tax estimates, deposits and prepayments for current periods have been made. There are no tax liens on any of the assets of any Related Company and, to the best of the Company's knowledge, no basis exists for the imposition of any such liens. Each Related Company has no dispute with any taxing authority as to Taxes of any nature. Except as set forth on Schedule 5.16, there is no unassessed tax deficiency proposed or, to the best of the Company's knowledge, threatened against any Related Company, and no action, proceeding or audit with respect to any return or report of any Related Company by any Governmental Authority is pending or, to the best of the Company's knowledge, threatened by any Governmental Authority for assessment, reassessment or collection of any Taxes against any Related Company or its operations.

        5.17 Intellectual Property. Set forth in Schedule 5.17 is (i) a full and complete list of all patents, trademarks, service marks, trade names and franchises with third parties, all applications therefor and all permits, grants and licenses and other rights to intellectual property involving each Related Company that are material to the business of any Related Company (referred to herein, collectively, as "Intellectual Property") and (ii) the respective Related Company which owns such Intellectual Property. Each Related Company has free and unencumbered rights to use all of its respective Intellectual Property, except for rights the failure of which to possess would not have a Material Adverse Effect. No Related Company has received notice of any claim challenging the free and unencumbered right of such Related Company to use its respective Intellectual Property.

        5.18 Insurance. Each Related Company has fire and casualty insurance policies with extended coverage (subject to deductibles) sufficient to allow it to replace any of its properties or assets that might be damaged or destroyed. Each Related Company has business interruption insurance policies with coverage sufficient to allow the recovery of the full amount of any losses occasioned by any business interruption. Each Related Company has medical malpractice insurance sufficient to allow the recovery, by such Related Company and the Company, of the full amount of any losses or liabilities incurred in connection with the provision of medical services by such Related Company or any employee or former employee thereof. The Company has director and officers' liability insurance with sufficient coverage to fully indemnify its directors and officers for any claims arising from their acts or omissions in such capacities. Set forth in Schedule 5.18 is a full and complete list of all insurance policies naming any Related Company as an insured or beneficiary or as a loss payee or with respect to which the Company or any Subsidiary has paid all or part of the premium in force as of the date hereof. To the best knowledge of the Company, all of such policies are in full force and effect, and no such policy (or any predecessor policy of an Old PC) has been interrupted during the past two years.

        5.19 Corporate Records. Each Related Company has caused to be delivered to the Purchaser true, accurate and complete copies of (a) its Charter Documents, as currently in effect, and (b) records of all of its proceedings of incorporators, stockholders, directors and committees of directors during the past five years. The books and records of each Related Company have been maintained in accordance with good business practices.

        5.20 Small Business Matters. The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.103), is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.201. The information regarding the Company and its affiliates set forth in SBA Form 480, Form 652 and Form 1031 delivered at the Closing is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to the Purchaser at the Closing. Neither the Company nor any Subsidiary presently engages in, nor shall they hereafter engage in, any activities, nor shall the Company or any Subsidiary use directly or indirectly the proceeds from the sale of the Preferred Shares and Warrant hereunder for any purpose, for which a "small business investment company" is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.720).

        5.21 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Preferred Shares or Warrant or other securities. Assuming the accuracy of the representations and warranties of the Purchaser in
Article 6 hereof, no registration of the Preferred Shares or Warrant pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares, Warrant or the Class B Common Stock pursuant to this Agreement.

        5.22 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or any other Transaction Document to which the Company or any Subsidiary is a party, based on any agreement, arrangement or understanding with the Company or any such Subsidiary or any action taken by the Company or any such Subsidiary.

        5.23 Use of Proceeds. The proceeds from the sale of the Preferred Shares and the Warrant will be used as set forth in Section 9.9 hereof. No portion of such proceeds will be used (a) to provide capital to a corporation licensed under the Small Business Investment Act of 1958, as amended, (b) outside the United States or (c) for any purpose contrary to the public interest

(including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprises, in each case, within the meaning of 13 C.F.R. Section 107.720.

        5.24 Interested Transactions. Except as set forth in Schedule 5.24, no Related Company is a party to any contract, agreement, transaction, understanding or concession with any of the following Persons, or in which any of the following Persons have any direct or indirect interest (other than as a shareholder or employee of such Related Company): (a) any shareholder, director or executive officer of a Related Company; (b) any of the spouse, parents, siblings and children of any of the Persons described in clause (a); or (c) any corporation, trust, partnership or other entity in which any of the Persons described in clauses (a) and (b) have a beneficial interest (other than a corporation whose shares are publicly traded and in which such Persons own beneficially in the aggregate no more than 5% of the equity interests).

                                    ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to the Company, before and after giving effect to the transactions contemplated by this Agreement, as follows:

        6.1 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Agreement, and the transactions contemplated thereby, (a) are within the Purchaser's power and authority and have been duly authorized by all necessary action, (b) do not contravene the terms of the Purchaser's Charter Documents and (c) will not, in any material respect, violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any material Contractual Obligation of the Purchaser, or any Requirement of Law applicable thereto directly relating to the Purchaser.

        6.2 Binding Effect. This Agreement and the Registration Agreement have been duly executed and delivered by the Purchaser, and this Agreement and the Registration Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles relating to enforceability.

        6.3 Purchase for Own Account. The Preferred Shares, the Warrant and the shares of Class B Common Stock to be issued upon exercise thereof (the "Purchased Securities") are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state. The Purchaser understands that the Purchased Securities have not been registered under the Securities Act and may not be sold, transferred or otherwise disposed of unless the Purchased Securities are first registered under the Securities Act or registration is available. The Purchaser agrees not to make any disposition of any Purchased Securities unless and until there is an effective registration under the Securities Act and applicable state securities laws with respect to such Purchased Securities or the Purchaser shall have provided the Company a written opinion of counsel in form and substance reasonably satisfactory to the Company that an exemption from such registration is available under the Securities Act and such state securities law. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing its Preferred Shares, the Warrant or its shares of Class B Common Stock to the following effect:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

The Purchaser acknowledges that any transfer or other disposition of Purchased Securities in contravention of this Section 6.3 shall be null and void and the Company shall not be required (i) to transfer on its books any such Purchased Securities or (ii) to treat as the owner of such Purchased Securities or otherwise to accord voting or dividend rights to any purported transferee with respect thereto.

        6.4 Accredited Investor. The Purchaser is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Purchaser has received sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Securities. The Purchaser has such knowledge and experience in financial and business matters as to make it capable of utilizing such information to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. The Purchaser is able to bear the economic risk of its investment in the Purchased Securities.

        6.5 ERISA. No part of the funds used by the Purchaser to purchase the Preferred Shares and Warrant hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code).

        6.6 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby, or by any other Transaction Document to which the Purchaser is a party, based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

        6.7 Governmental Authorization; Third Party Consent. Except as contemplated by the Transaction Documents, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 7

                        FINANCIAL INFORMATION AND NOTICES

        Until such time as none of the Preferred Shares is outstanding, the Company hereby covenants and agrees with the Purchaser as follows:

        7.1 Financial Statements and Other Information. The Company shall deliver to the Purchaser:

               (a) Monthly Financials. As soon as available and in any event within 30 days after the end of each month, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year to the end of such month.

               (b) Year-End Financials. As soon as available and in any event within 90 days after the end of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, and (ii) a report with respect to the financial statements from a "Big Six" accounting firm selected by the Company, which report shall be without qualification and shall state that (A) such consolidated financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (B) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

               (c) Compliance Certificate. Together with each delivery of financial statements pursuant to Section 7.1(a) and (b) above, a fully and properly completed compliance certificate signed by the chief executive officer or chief financial officer of the Company certifying that the Company and its Subsidiaries are in compliance with each of the covenants contained in Articles 9 and 10 hereof.

               (d) Accountants' Reports. Promptly upon receipt thereof, copies of all significant reports submitted to the Company or any of its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

               (e) Management Report. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Section 7.1(a) and
(b) above, a management report: (i) describing the operations and financial condition of the Company and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered to the Purchaser pursuant to Section 7.1(g) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information (including the financial statements of the Company and its Subsidiaries delivered pursuant to Section 7.1(a) and (b)) fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated, except for normal year-end audit adjustments.

               (f) Annual Budget. As soon as available and in any event no later than 30 days after the end of each fiscal year of the Company, a business plan of the Company and its Subsidiaries for the ensuing fiscal year, such plan to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected quarterly income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Company to the effect that such projections have been prepared on the basis of sound financial planning practice and that such chief financial officer has no reason to believe that such projections are incorrect in any material respect.

               (g) SEC Filings and Press Releases. Promptly upon their becoming available, copies of: (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their securityholders as a class, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange, the Commission or any state securities commission and (iii) all press releases concerning developments in the business of any such Person.

               (h) Other Information. With reasonable promptness, such other information and data with respect to each Related Company as from time to time may be reasonably requested by the Purchaser (including any budgets, reports or other information prepared and delivered, or required to be delivered, to the Company pursuant to any Management Services Agreement).

               (i) Notices. Prompt (but in no event later than 10 days after an executive officer of the Company obtains knowledge thereof) written notice of:
(i) the commencement of all material proceedings and investigations by or before any Governmental Authority (including any notice of violation of any material Requirement of Law) and all actions and proceedings in any court or before any arbitrator against or involving any Related Company or any of their respective properties, assets or businesses, in each case involving a claim or liability in excess of $100,000 and not fully covered by insurance, (ii) any labor controversy that has resulted in or reasonably likely to result in, a strike or other work action against any Related Company, (iii) any attachment, judgment, levy or order exceeding $100,000 that could reasonably be expected to be assessed against any Related Company, (iv) any material breach of any party under any Management Services Agreement or any other Material Contract and (v) any act or condition arising under ERISA that might constitute grounds for the termination of any Employee Benefit Plan or for the appointment by the appropriate United States District Court of a trustee to administer such plan, and (vi) any event which makes any of the representations set forth in Section 5 inaccurate in any material respect.

                                    ARTICLE 8

                             RIGHT OF FIRST REFUSAL

        8.1 Eligible Offering. Except as otherwise provided in Section 8.4, the Company hereby grants to the Purchaser the right, from the Closing Date through and including the date of the initial Qualified Public Offering, to purchase a portion (the "Purchaser's Portion") of the equity securities being offered in any future offering of equity securities of the Company or of any security or other obligation convertible into or exchangeable for or carrying rights or options to purchase equity securities of the Company (an "Eligible Offering") on terms and conditions no less favorable than those available to any other Person under the Eligible Offering; provided, that the Purchaser's Portion which the Purchaser may purchase shall equal a number which is the product of (a) the aggregate number of the equity securities to be offered in the Eligible Offering times (b) the quotient (calculated before giving effect to the proposed offering) of (i) the number of shares of Common Stock owned by the Purchaser, on a fully diluted basis and including any shares of Common Stock issuable upon exercise of any warrants, options or other rights to acquire shares of Common Stock owned by the Purchaser and (ii) the total number of shares of Common Stock of the Company issued and outstanding on a fully diluted basis and including any shares of Common Stock issuable upon exercise of any warrants, options or other rights to acquire shares of Common Stock owned by any Person (including the Purchaser).

        8.2 Notice of an Eligible Offering. Before issuing any securities pursuant to an Eligible Offering, the Company shall give written notice thereof to the Purchaser. Such notice must specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive for such security or securities. For a period of twenty (20) days following the delivery of such notice, the Purchaser shall be entitled, by written notice to the Company, to purchase the Purchaser's Portion, determined in accordance with Section 8.1. If any such election is made by the Purchaser, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, for the consideration and on the terms set forth in the Company's notice of such Eligible Offering, which shall be no less favorable than those available to any other Person under the Eligible Offering, the number of securities that the Purchaser has elected to purchase. The Company may sell the remainder of the securities to be sold in the Eligible Offering pursuant to the provisions set forth in Section 8.3.

        8.3 Sale to Third Parties. If any election by the Purchaser to exercise the rights pursuant to Section 8.1 is not made with respect to any securities included in an Eligible Offering within the twenty (20) day period described in
Section 8.2, or if there remain securities to be sold after the sale of securities to the Purchaser, then the Company may issue such securities to third persons, but only for a consideration not less than that set forth in the Company's notice and only within a period of 90 days thereafter.

        8.4 Exceptions to Eligible Offering. The Purchaser shall not have any right of first refusal to purchase any of the following securities issued by the
Company:

        (a) Securities issued pursuant to the Stock Option Plans; provided, that the aggregate number of shares of Common Stock available or issued pursuant to such Stock Option Plans shall not exceed 3,500,000 shares of Common Stock;

        (b) Securities issued to the acquiree or to stockholders in connection with any merger, consolidation or acquisition to which the Company is a party; or

        (c) Securities issued pursuant to a Qualified Public Offering.

                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

        Until such time as none of the Preferred Shares is outstanding, the Company shall and shall cause each other Related Company to:

        9.1 Preservation of Corporate Existence and Related Matters. Preserve and maintain its separate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except in each case to the extent that the failure to so preserve and maintain or to remain so qualified could not reasonably be expected to have a Material Adverse Effect.

        9.2 Maintenance of Property. Protect and preserve all properties necessary and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition (ordinary wear and tear excepted) all buildings, equipment and other tangible real and personal property necessary and material to its business; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times, the failure of which could not reasonably be expected to have a Material Adverse Effect.

        9.3 Maintenance of Insurance. Maintain insurance with responsible insurance companies against such risks and in such amounts as are customarily maintained by similar businesses, including without limitation property, business interruption, medical malpractice and director and officers' liability insurance, or as may be required by any Requirement of Law or any material Contractual Obligation.

        9.4 Payment of Taxes and Governmental Charges. Pay or perform all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property (including, without limitation, withholding, social security, payroll and similar employment related taxes on the dates such taxes are due) unless any such Person is contesting such taxes, assessments and other governmental charges in good faith and adequate reserves are maintained with respect thereto in accordance with GAAP.

        9.5 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

        9.6 Compliance With Laws and Obligations. Observe and remain in material compliance with all material Requirements of Law and material Contractual Obligations and maintain in full force and effect all material approvals of Governmental Authorities, in each case applicable or necessary to the conduct of its business, including timely filing of all reports required to be filed with the Commission.

        9.7 Environmental Management. In addition to and without limiting the generality of Section 9.6, (a) in all material respects, comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all material licenses, approvals, registrations or permits required by Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws and Hazardous Materials, and (c) provide the Purchaser with prompt written notice of any material investigation or inquiry or notice of violation of any Environmental Law.

        9.8 Visits and Inspections. In addition to and without limiting the rights of the Purchaser under Section 9.10, permit representatives of the Purchaser, from time to time, as often as may be reasonably requested, but only during normal business hours and upon reasonable prior notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

        9.9 Use of Proceeds. Use the proceeds of the sale of the Preferred Shares and the Warrant hereunder only (a) to obtain financing to capitalize the Company and to refinance certain of the Company's existing indebtedness, (b) for the payment of fees and expenses in connection with the transactions contemplated by the Transaction Documents, (c) to provide for ongoing working capital for capital spending and acquisition needs and (d) for other purposes in compliance with the regulations of the United States Small Business Administration; provided that the Company shall not use any of the proceeds of the Purchase Price to repay any indebtedness of any Related Company except in accordance with Section 9.10(a).

        9.10 Certain Post-Closing Obligations. (a) The Company shall (i) participate in discussions with the Purchaser regarding the refinancing of the indebtedness of the Company, (ii) adopted a written plan for such refinancing in form and substance reasonably satisfactory to the Purchaser within 90 days after the Closing Date and (iii) not use the proceeds of the Purchase Price to repay any indebtedness of any Related Company without the prior written consent of the Purchaser. That certain letter from the Purchaser to the Company dated July 7, 1997 shall constitute such written consent for the use of proceeds of the Purchase Price by the Company to repay certain indebtedness of the Company as specified therein due to the United States National Bank of Oregon on the conditions set forth in such letter.


        (b) The Company shall participate in discussions with the Purchaser regarding its hiring of a chief operating officer in manner and substance reasonably satisfactory to the Purchaser (including the engagement of a national search firm reasonably satisfactory to the Purchaser to assist in such efforts within 30 days after the Closing Date).

        (c) The Company shall engage an independent third party appraiser (reasonably acceptable to the Purchaser) to determine within 30 days after the Closing Date the fair market value of (i) a share of Class A Common Stock as of February 1, 1997 (the "Merger Date Value Per Share") and (ii) a share of Class B Common Stock as of the Closing Date (the "Closing Date Value Per Share"). For purposes of establishing the Closing Date Value Per Share, the Class B Common Stock shall be assumed to be identical in all respects to the Class A Common Stock. The Merger Date Value Per Share shall not be set below $6.00 per share and shall be subject to the prior approval of the Purchaser, which shall not be unreasonably withheld. The Closing Date Value Per Share shall not be set below $8.00 per share and shall be subject to the prior approval of the Purchaser, which shall not be unreasonably withheld. The Company shall set the per share exercise price for any stock options to acquire Common Stock granted or awarded under the Stock Option Plans prior to the date hereof (including all such options designated in Schedule 5.5. hereto) at a price per share no lower than the Merger Date Value Per Share determined pursuant to this Section 9.10(c). The Closing Date Value Per Share established pursuant to this Section 9.10(c) shall become the Closing Date Value Per Share referred to in Section 15 of the Warrant.

                                   ARTICLE 10

                               NEGATIVE COVENANTS

        Until such time as none of the Preferred Shares is outstanding, the Company hereby covenants and agrees with the Purchaser as follows:

        10.1 Certain Amendments. The Company shall not (a) assign or terminate any Management Services Agreement, or amend or otherwise modify any Management Services Agreement so as to (i) shorten the term thereof, (ii) reduce the management fees and expenses for which any New PC is liable thereunder (including any reduction in the applicable percentage of revenues or collections by which such management fees are calculated) or (iii) modify the non-competition, non-solicitation or confidentiality provisions thereof (except for any such modification that would increase the protection afforded to the Company by any such provision); (b) amend or otherwise modify any Employment Agreement or the Change in Control Plan (or any agreements thereunder) so as to increase the compensation otherwise payable thereunder; (c) amend the Company Charter Documents if such amendment would impair any rights of the Purchaser under any Transaction Document or would reasonably be expected to have a Material Adverse Effect; or (d) terminate, amend or otherwise modify any Material Contract (or permit any such termination, amendment or modification) if such termination, amendment or modification would impair any rights of the Purchaser under any Transaction Document or could reasonably be expected to have a Material Adverse Effect.

        10.2 No Inconsistent Agreements. The Company shall not enter into any Contractual Obligation, or enter into any amendment or other modification to any Contractual Obligation, which by its terms restricts or prohibits the ability of the Company to (a) redeem the Preferred Shares in accordance with the terms of the Certificate of Designation or (b) take any other action otherwise permitted pursuant to this Agreement and the Certificate of Designation.

        10.3 Certain Transactions. Except as described in the Transaction Documents and the other Material Contracts, each as in effect on the date hereof, the Company shall not, and shall not permit any other Related Company to, (a) make any payment (by way of dividend, distribution, compensation or otherwise) to any of its employees, directors, stockholders or Affiliates or, with respect to the Company, any New PC, (b) pay any deferred compensation on an accelerated basis or (c) enter into any other material transaction with any of its executive officers, directors, stockholders or Affiliates unless, in the case of clause (c) hereof, such transaction is in the ordinary course of business of the Company or such Related Company and upon fair and reasonable terms that are no less favorable to it than it would obtain in an arm's length transaction with an unrelated Person.

                                   ARTICLE 11

                                 INDEMNIFICATION

        11.1 Indemnification. (a) In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Purchaser Party") to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Company in this Agreement; provided, that the Company shall not be liable under this Section 11.1(a) to an Indemnified Purchaser Party: (a) for any amount paid in settlement of claims without the Company's prior written consent, (b) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Purchaser Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Purchaser Party of any representation, warranty, covenant or other agreement of such Indemnified Purchaser Party contained herein; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws.

        (b) In addition to all other sums due hereunder or provided for in this Agreement, the Purchaser agrees to indemnify and hold harmless the Company and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Company Party" and together with any Indemnified Purchaser Party, an "Indemnified Party") to the fullest extent permitted by law, from and against any and all Liabilities resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Purchaser in this Agreement; provided, that the Purchaser shall not be liable under this Section 11.1(b) to an Indemnified Company Party: (a) for any amount paid in settlement of claims without the Company's prior written consent, (b) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Company Party or (c) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Company Party of any representation, warranty, covenant or other agreement of such Indemnified Company Party contained herein; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws.

        11.2 Notification. Each Indemnified Party under this Article 11 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from either the Company or the Purchaser ( either in such capacity, the "Indemnitor") under this Article 11, notify the Indemnitor in writing of the commencement thereof. The omission of any Indemnified Party so to notify the Indemnitor of any such action shall not relieve the Indemnitor from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 11 or (b) under this Article 11 unless, and only to the extent that, such omission results in the Indemnitor's forfeiture of substantive rights or defenses or the Indemnitor is otherwise irrevocably prejudiced in defending such proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnitor, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnitor's expense and to control its own defense of such action, claim or proceeding if, in the reasonable written opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnitor, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation reasonably necessary and adequate to protect the rights and interest of such Indemnified Party. The Company and the Purchaser each agree that they will not, without the prior written consent of the other party hereto, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Purchaser Party with respect to the Company or any Indemnified Company Party with respect to the Purchaser is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Company or Purchaser and each other applicable Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding; provided, that such claim, action or proceeding did not arise out of (i) the willful misconduct or gross negligence of such Indemnified Party or (ii) the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement. Neither the Company nor the Purchaser shall be liable for any settlement of any claim, action or proceeding effected against an applicable Indemnified Party without its written consent. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                                   ARTICLE 12

                            CONFIDENTIAL INFORMATION

        12.1 Confidential Information. (a) The Purchaser hereby acknowledges that the Purchaser has had and may continue to have access to and knowledge of information of a confidential and proprietary nature relating to each Related Company, including, without limitation, accounting and financial data (including information regarding charges for services and products provided by each Related Company to patients and other pricing and income and revenue information of such Related Company), computer programs, contractual arrangements, business plans and budgets relating to strategic planning, marketing programs and service development activities, all of which have value to such Related Company, as the case may be, and the disclosure of which to competitors of such Related Company could result in harm to such Related Company. The information of a confidential and proprietary nature described in this Section 12.1(a) is referred to in this Agreement, collectively, as "Confidential Information." Confidential Information subject to the provisions of this Section 12.1 does not include (i) information which is or becomes publicly available other than as a result of the Purchaser's failure to comply with this Section 12.1, (ii) information that is obtained from a third party unrelated to the Company or any other Related Company which is not known to the Purchaser to be prohibited from transmitting such information to the Purchaser on a nonconfidential basis, (iii) information which is in the Purchaser's possession prior to its receipt from the Company or any other Related Company or (iv) information which is independently developed by the Purchaser or any of its Affiliates.

        (b) The Purchaser acknowledges and agrees that the Confidential Information is the property of the Company or one or more of the other Related Companies and the Purchaser only has access to the Confidential Information as a result of its proposed investment in the Company. The Purchaser hereby agrees that, at all times hereafter, the Purchaser will not (i) disclose, reveal or communicate, without the express written consent of the Company, all or any portion of the Confidential Information disclosed to the Purchaser, except for such disclosure as may be required pursuant to court order, Requirements of Law or as otherwise expressly permitted by the terms of this Agreement or (ii) otherwise use the Confidential Information to the detriment of the Company or any of the other Related Companies in a manner prohibited by law. The Purchaser further agrees to disclose Confidential Information only to (i) its agents, attorneys, accountants and employees who need to know the Confidential Information for purposes of evaluating the Purchaser's decision to enter into this Agreement and the other Transaction Documents and any future decisions related thereto and (ii) its Affiliates for the purpose of providing or proposing to provide banking services to the Company, and to use reasonable efforts to cause its agents, attorneys, accountants, employees and Affiliates not to disclose the Confidential Information in contravention of this Agreement. The Purchaser shall take all commercially reasonable action that may be necessary or appropriate to maintain the confidentiality of the Confidential Information. In the event the Purchaser is informed or becomes aware that any material Confidential Information has been disclosed (either intentionally or unintentionally) in violation of this Section 12.1, the Purchaser shall promptly report such disclosure to the Company.

        (c) The Purchaser agrees that, upon termination of all of its rights under the Transaction Documents and at the written request of the Company, the Purchaser will promptly deliver to the Company or one or more of the other Related Companies, as designated by the Company, all originals and copies, in all forms and mediums, of the Confidential Information and any summaries thereof then in its possession and will not retain any copies of such Confidential Information. If the Purchaser is requested or becomes legally compelled to disclose any Confidential Information, the Purchaser will promptly so notify the Company in writing so that the Company or one or more other Related Companies may seek a protective order or take other appropriate action. In the event that such a protective order or other remedy is not obtained or the Company and any other Related Company waive in writing compliance with any provision of this
Section 12.1, the Purchaser will use its best efforts to furnish only that portion of the Confidential Information as is legally required to be so furnished.

        (d) The Purchaser acknowledges and agrees that a breach of any provision of this Section 12.1 by the Purchaser may result in irreparable harm to the Company or one or more other Related Companies that cannot be reasonably or adequately compensated in damages, and, therefore, the Company and the other Related Companies shall be entitled to seek equitable remedies (including, without limitation, injunctive relief to prevent a breach and to secure enforcement thereof), in addition to any other relief or award to which the Company or any such other Related Company may be entitled.

                                   ARTICLE 13

                                  MISCELLANEOUS

        13.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser, acceptance of the Preferred Shares and Warrant and payment therefor, or termination of this Agreement until the earlier of the second anniversary of the Closing Date and such time as none of the Preferred Shares is outstanding.

        13.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, recognized overnight courier service or personal delivery:

               (a)    if to the Company:

                      Physician Partners, Inc.
                      111 SW Columbia Street, Suite 725
                      Portland, Oregon 97201
                      Attention:    Mr. David M. Goldberg

                      Telecopy No.:  (503) 224-4713

               (b)    if to the Purchaser:

                      First Union Capital Partners, Inc.
                      One First Union Center
                      301 South College Street, 5th Floor
                      Charlotte, North Carolina 28288-0732
                      Attention:    Frederick W. Eubank, II
                                    D. Neal Morrison
                      Telecopy No.: (704) 374-6711

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

        13.3 Transfer of Preferred Shares. The Preferred Shares may be transferred, in whole or in part, by any holder thereof to any Person other than a Company Competitor (any such Person, a "Permitted Transferee") upon ninety
(90) days prior written notice to the Company; provided, that any such Permitted Transferee acquires, or (if less) all of the then outstanding number of Preferred Shares held by the transferor, not less than 20% of the then outstanding number of Preferred Shares; provided further, that in connection with any such transfer to an Affiliate or successor of the holder, the holder shall be required to give written notice of such transfer to the Company within ten (10) days after such transfer.

        13.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and except as otherwise set forth in the Transaction Documents, the Purchaser may assign any of its rights under this Agreement. The Company may not assign any of its rights under this Agreement without the prior written consent of the Purchaser. Except as provided in Article 11, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

        13.5 Amendment and Waiver. (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

        (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure of the Company from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser in accordance with Section 13.6, and
(ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

        13.6 Determinations, Requests or Consents. All determinations, requests, consents, waivers or amendments to be made by the Purchaser in its opinion or judgment or with its approval or otherwise pursuant to this Agreement shall be made upon approval by the holders of at least a majority of the Preferred Shares.

        13.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        13.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        13.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

        13.10 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of North Carolina or of the United States of America for the Middle District of North Carolina and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 13.2, such service to become effective 10 days after such mailing.

        13.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        13.12 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        13.13 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

        13.14 Certain Expenses. The Company agrees to pay or reimburse the Purchaser for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and any amendment, modification or waiver of any of the terms of this Agreement or any of the other Transaction Documents or any consent to any departure by the Company from the terms of any provision of this Agreement or any of the other Transaction Documents.

        13.15 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a public release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval will not be unreasonably withheld). If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

        13.16 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock and Warrant Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.


                                       PHYSICIAN PARTNERS, INC.
[CORPORATE SEAL]

                                       By:
                                          -------------------------------
                                          David M. Goldberg
                                          President



                                       FIRST UNION CAPITAL PARTNERS, INC.
[CORPORATE SEAL]

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:

        THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS COMMON STOCK PURCHASE WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION, AND THIS COMMON STOCK PURCHASE WARRANT AND THE SHARES THAT MAY BE PURCHASED HEREUNDER MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.


                            PHYSICIAN PARTNERS, INC.

                          COMMON STOCK PURCHASE WARRANT

        THIS IS TO CERTIFY that FIRST UNION CAPITAL PARTNERS, INC., a Virginia corporation, and its transferees, successors and assigns (the "Holder"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, is entitled to purchase from PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Company"), at a price per share equal to $0.01 (the "Exercise Price"), at any time after the date hereof (the "Commencement Date"), 1,799,893 shares of the fully paid and nonassessable Class B Common Stock, par value $.01 per share ("Class B Common"), of the Company. The 1,799,893 shares of Class B Common subject to this Warrant are referred to herein as the "Aggregate Number" and are subject to reduction and adjustment as set forth herein. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 15 hereof unless otherwise defined herein.

        SECTION 1. The Warrant; Transfer and Exchange.

        (a) The Warrant. This Common Stock Purchase Warrant (the "Warrant") is issued under and pursuant to the Purchase Agreement. This Warrant and the rights and privileges of the Holder hereunder may be exercised by the Holder (subject to the rights and privileges of the Company) in whole or in part as provided herein; shall survive any termination of the Purchase Agreement; and, as more fully set forth in Sections 1(b) and 10 hereof, may be transferred by the Holder only to any other Person or Persons at any time or from time to time, in whole or in part, as provided in Section 10 hereof regardless of whether the Holder retains any or all rights under the Purchase Agreement.

        (b) Transfer and Exchanges. The Company shall initially record this Warrant on a register to be maintained by the Company with its other stock books and, subject to Section 10 hereof, from time to time thereafter shall transfer this Warrant on such register when surrendered for transfer in accordance with the terms hereof and properly endorsed, accompanied by appropriate written instructions, and further accompanied by (i) payment in cash or by check, bank draft or money order payable to the order of the Company, in United States currency, of an amount equal to all stamp and other taxes and governmental charges and fees required to be paid in connection with the transfer thereof and
(ii) an instrument of transfer in the form attached hereto as Exhibit B and made a part hereof. Upon any such transfer, a new warrant or warrants shall be issued to the transferee and the Holder (in the event the Warrant is only partially transferred) and the surrendered warrant shall be canceled. Each such transferee shall succeed to all of the rights of the Holder under the Purchase Agreement; provided, that the Holder and such transferee may, simultaneously, also hold rights under the Purchase Agreement in proportion to their respective interests in this Warrant. This Warrant may be exchanged at the option of the Holder, when surrendered at the Principal Office of the Company, for another warrant or other warrants of like tenor and representing in the aggregate the right to purchase a like number of shares of Class B Common, subject to adjustment as more fully set forth herein.

        SECTION 2. Reduction in Aggregate Number. If the Company redeems all of the outstanding Series B Preferred in one or more redemptions (any redemption resulting in the redemption of all of the outstanding Series B Preferred being referred to as a "Qualified Redemption") during any of the periods set forth below, the Aggregate Number of Warrant Shares for which this Warrant may be exercised shall be reduced to the Aggregate Number of Warrant Shares equal to
(a) the Aggregate Number in effect as of the date of such Qualified Redemption times (b) the percentage corresponding to the date of such Qualified Redemption set forth below:


   Date of Qualified Redemption                   Percentage
   ----------------------------                   ----------
  Commencement Date to June 30, 1998               38.22%
  July 1, 1998 to June 30, 1999                    52.38%
  July 1, 1999 to June 30, 2000                    67.35%
  After June 30, 2000                                  0% (i.e., no reduction)


If the Holder is the owner of any Series B Preferred and makes any Series B Elective Redemption pursuant to the Certificate of Incorporation prior to June 30, 2000 (and the Company has not then effected a Qualified Redemption), the Aggregate Number of Warrant Shares shall be reduced as if the Company had effected a Qualified Redemption on the date of consummation of the Series B Elective Redemption. In order to accommodate any prospective reduction in the Aggregate Number as provided in this Section 2, the Holder shall not, prior to June 30, 2000, exercise this Warrant as to any portion of the Aggregate Number which may be subject to reduction as provided herein; provided, that this Warrant may be exercised as to all Warrant Shares covered hereby (subject to any reduction resulting from any concurrent redemption of the Series B Preferred) at any time after the fifth (5th) Business Day after the occurrence of any event with respect to which the Required Holders may exercise their put right pursuant to Section 11(b) hereof.

        SECTION 3.  Exercise.

        (a) Right to Exercise. Subject to Section 2, at any time after the Commencement Date and on or before the Expiration Date, the Holder, in accordance with the terms hereof, may exercise this Warrant, in whole at any time or in part from time to time, by delivering this Warrant to the Company during normal business hours on any Business Day at the Company's Principal Office, together with the Notice of Exercise, in the form attached hereto as Exhibit A and made a part hereof (the "Notice of Exercise"), duly executed, and payment of the Exercise Price per share for the number of shares to be purchased (the "Exercise Amount"), as specified in the Notice of Exercise. If the Expiration Date is not a Business Day, then this Warrant may be exercised on the next succeeding Business Day.

        (b) Payment of Exercise Price. Payment of the Aggregate Exercise Price (as defined below) shall be made to the Company in cash or other immediately available funds or as provided in Section 3(c), or a combination thereof. In the case of payment of all or a portion of the Aggregate Exercise Price pursuant to
Section 3(c), the written direction by the Holder to make a "Cashless Exercise" shall serve as accompanying payment for that portion of the Aggregate Exercise Price. The amount to be paid upon exercise (the "Aggregate Exercise Price") shall equal the product of (i) the Exercise Amount multiplied by (ii) the Exercise Price.

        (c) Cashless Exercise. The Holder shall have the right to pay all or a portion of the Aggregate Exercise Price by making a "Cashless Exercise" pursuant to this Section 3(c), in which case the portion of the Aggregate Exercise Price to be so paid shall be paid by reducing the number of shares of Class B Common otherwise issuable pursuant to the Notice of Exercise by an amount equal to (i) the Exercise Price to be so paid divided by (ii) the Fair Market Value Per Share. The number of shares of Class B Common to be issued to the Holder as a result of a Cashless Exercise will therefore be as follows:

                                                          (Fair Market Value Per
Share-Exercise Price per share)
                           x Cashless Exercise Amount*
                      Fair Market Value Per Share

* The Cashless Exercise Amount in the above formula is that portion of the Exercise Amount (expressed as a number of shares of Class B Common) with respect to which the Aggregate Exercise Price is being paid by Cashless Exercise pursuant to this Section 3(c).

        (d) Issuance of Shares of Common Stock. Upon receipt by the Company of this Warrant at its Principal Office in proper form for exercise, and accompanied by payment of the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of record of the shares of Class B Common issuable upon such exercise, notwithstanding that certificates representing such shares of Class B Common may not then be actually delivered. Upon such surrender of this Warrant and payment of the Aggregate Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to, or upon the written order of, the Holder (and in such name or names as the Holder may designate) a certificate or certificates for the Exercise Amount, subject to any reduction as provided in Section 3(c) for a Cashless Exercise.

        (e) Fractional Shares. The Company shall not be required to deliver fractions of shares of Class B Common upon exercise of this Warrant. If any fraction of a share of Class B Common would be deliverable upon an exercise of this Warrant, the Company may, in lieu of delivering such fraction of a share of Class B Common, make a cash payment to the Holder in an amount equal to the same fraction multiplied by the Fair Market Value Per Share determined as of the Business Day immediately preceding the date of exercise of this Warrant.

        (f) Partial Exercise. In the event of a partial exercise of this Warrant, the Company shall issue to the Holder a Warrant in like form for the unexercised portion thereof.

        SECTION 4. Payment of Taxes. The Company shall pay all stamp taxes attributable to the initial issuance of shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 7 hereof, excluding any tax or taxes which may be payable because of the transfer involved in the issuance or delivery of any certificates for shares or other securities in a name other than that of the Holder in respect of which such shares or securities are issued.

        SECTION 5. Replacement Warrant. In case this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and upon receipt of indemnity reasonably satisfactory to the Company (provided that in the case of the Original Holder, its own agreement shall be satisfactory).

        SECTION 6.  Reservation of Common Stock and Other Covenants.

        (a) Reservation of Authorized Common Stock. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock, or other stock or securities deliverable pursuant to
Section 7 hereof, as shall be sufficient to enable the Company at any time to fulfill all of its obligations under this Warrant.

        (b) Affirmative Actions to Permit Exercise and Realization of Benefits. If any shares of Class B Common reserved or to be reserved for the purpose of the exercise of this Warrant, or any shares or other securities reserved or to be reserved for the purpose of issuance pursuant to Section 7 hereof, require registration with or approval of any governmental authority under any federal or state law before such shares or other securities may be validly delivered upon exercise of this Warrant, then the Company covenants that it will, at its sole expense, use its good faith efforts to attempt to secure such registration or approval, as the case may be (including but not limited to making necessary filings in order to secure approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act).

        (c) Regulatory Requirements and Restrictions. In the event of any reasonable determination by the Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful)

(collectively, a "Regulatory Requirement"), the Holder is effectively restricted or prohibited from holding this Warrant or the Warrant Shares (including any shares of capital stock or other securities distributable to the Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realize upon or receive the benefits intended under this Warrant, the Company shall cooperate with the Holder in such action as the Holder may deem reasonably necessary to permit the Holder to comply with such Regulatory Requirement; provided, that nothing contained in this Section 6(c) shall be construed to prohibit any director or officer of the Company from discharging his or her fiduciary duty to the Company or its shareholders. The costs of taking such action, whether by the Company, the Holder or otherwise, shall be borne by the Holder. The Holder shall give written notice to the Company of any such determination and the action or actions necessary to comply with such Regulatory Requirement, together with a written opinion of counsel for such Holder to the effect that the proposed action or actions are necessary to comply with such Regulatory Requirement, and the Company shall use its good faith efforts to facilitate the Holder's compliance with such Regulatory Requirement as expeditiously as possible.

        (d) Validly Issued Shares. The Company covenants that all shares of Common Stock that may be delivered upon exercise of this Warrant (including those issued pursuant to Section 7 hereof) shall upon delivery by the Company be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever.

        SECTION 7. Adjustments to Aggregate Number. Under certain conditions, the Aggregate Number is subject to adjustment as set forth in this Section 7. No adjustments shall be made under this Section 7 as a result of (a) the issuance by the Company of the Warrant Shares upon exercise of this Warrant, (b) the conversion of the Class A Common into the Class B Common as permitted under the Certificate of Incorporation or (c) the issuance of up to 3,500,000 shares of Class A Common pursuant to the Stock Option Plans.

        (a) Adjustments. The Aggregate Number, after taking into consideration any prior adjustments pursuant to this Section 7, shall be subject to adjustment from time to time as follows and, thereafter, as adjusted, shall be deemed to be the Aggregate Number hereunder.

               (i) Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall:

                    (A) pay or otherwise distribute to the holders of its Common
            Stock a dividend, or other distribution of, Common Stock (a "Stock Dividend"),

                    (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, including without limitation by means of a stock split (a "Stock Subdivision"), or

                    (C) combine its outstanding shares of Common Stock into a
            smaller number of shares of Common Stock (a "Stock Combination"), then the Aggregate Number in effect immediately prior thereto shall be (1) proportionately increased in the case of a Stock Dividend or a Stock Subdivision and (2) proportionately decreased in the case of a Stock Combination. In the event the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a Stock Dividend in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

               (ii) Other Distributions. In case at any time or from time to time the Company shall pay or otherwise distribute to the holders of its Common Stock any dividend or other distribution (collectively, a "Distribution") of:

                (A) cash (other than regular cash dividends declared and paid in the ordinary course of business of the Company),

                (B) any evidences of its indebtedness (other than Convertible
            Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash), or

                (C) any options, warrants or other rights to subscribe for or purchase any of the following: any evidences of Indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Holder shall be entitled to elect by written notice to the Company to receive (1) immediately and without further payment the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution as if the Holder had exercised this Warrant immediately prior to the record date with respect to such Distribution or (2) upon the exercise of this Warrant at any time on or after the taking of a record of the holders of the Common Stock for the purpose of determining the shareholders entitled to receive such Distribution, the number of Warrant Shares to be received upon exercise of this Warrant determined as stated herein and, in addition and without further payment, the cash, evidences of indebtedness, stock, securities, other property, options, warrants and/or other rights (or any portion thereof) to which the Holder would have been entitled by way of such Distribution and subsequent dividends and distributions through the date of exercise as if such Holder (x) had exercised this Warrant immediately prior to the record date with respect to such Distribution and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock.

        A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a Distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a Stock Subdivision or Stock Combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 7(a)(i) hereof.

               (iii) Issuance of Common Stock. If at any time or from time to time the Company shall (except as hereinafter provided in this Section 7(a)(iii)) issue or sell any additional shares of Common Stock for a consideration per share which is the lesser of the Closing Date Value Per Share or the Fair Market Value Per Share (such lesser value, the "Transaction Value Per Share") then, effective on the date specified below, the Aggregate Number shall be adjusted by multiplying (A) the Aggregate Number immediately prior thereto by (B) a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or convertible securities (whether or not then exercisable), and the number of such additional shares of Common Stock so issued and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock, the number of shares of Common Stock issuable upon the conversion or exercise of options, warrants, rights or convertible securities (whether or not then exercisable), and the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at the Transaction Value Per Share.

        The provisions of this Section 7(a)(iii) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is otherwise provided under Section 7(a)(i) hereof. No adjustment of the Aggregate Number shall be made under this Section 7(a)(iii) upon the issuance of any additional shares of Common Stock which are issued pursuant to (1) the exercise of this Warrant in whole or in part, (2) the exercise of other subscription or purchase rights or (3) the exercise of any conversion or exchange rights in any Convertible Securities, provided that for purposes of clauses (2) or (3) an adjustment shall previously have been made upon the issuance of such other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 7(a)(iv) or (v) hereof.

               (iv) Warrants and Options. If at any time or from time to time the Company shall effect a distribution of, or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than fifty percent (50%) of the Outstanding Common Stock immediately after the merger and for a period of one hundred eighty
(180) days thereafter, or otherwise) issue or sell any warrants, options or other rights to subscribe for or purchase (A) any shares of Common Stock or (B) any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Transaction Value Per Share (determined on the date specified below), then the Aggregate Number shall be adjusted as provided in Section 7(a)(iii) hereof on the basis that (1) the maximum number of additional shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Transaction Value Per Share as hereinafter provided and (2) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such warrants, options or other rights or such Convertible Securities. For purposes of this Section 7(a)(iv), the effective date of such adjustment and the date as of which the Transaction Value Per Share shall be computed shall be the earliest of (A) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants, options or other rights, (B) the date on which the Company shall enter into a firm contract or commitment for the issuance of such warrants, options or other rights and (C) the date of actual issuance of such warrants, options or other rights.

               (v) Convertible Securities. If at any time or from time to time the Company shall effect a distribution of or shall in any manner (whether directly, by assumption in a merger in which the Company is the surviving corporation and in which the shareholders of the Company immediately prior to the merger continue to own more than fifty percent (50%) of the Outstanding Common Stock immediately after the merger and for a period of one hundred eighty
(180) days thereafter, or otherwise) issue or sell Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration per share for the additional shares of Common Stock which may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Transaction Value Per Share (determined on the date specified below), then the Aggregate Number shall be adjusted as provided in Section 7(a)(iii) hereof on the basis that (A) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the determination of the Transaction Value Per Share as herein provided and (B) the aggregate consideration for such maximum number of additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Convertible Securities. For purposes of this Section 7(a)(v), the effective date of such adjustment and the date as of which the Transaction Value Per Share shall be computed shall be the earliest of (1) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (2) the date on which the Company shall enter into a firm contract or commitment for the issuance of such Convertible Securities and (3) the date of actual issuance of such Convertible Securities.

        No adjustment of the Aggregate Number shall be made under this Section 7(a)(v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights if an adjustment shall previously have been made or if no such adjustment shall have been required upon the issuance of such warrants, options or other rights pursuant to Section 7(a)(iv) hereof.

               (vi) Subsequent Adjustments. If at any time after any adjustment of the Aggregate Number shall have been made pursuant to Section 7(a)(iv) or (v) hereof on the basis of the issuance of warrants, options or other rights or the issuance of Convertible Securities, or after any new adjustments of the Aggregate Number shall have been made pursuant to this Section 7(a)(vi),

                (A) such warrants, options or rights or the right of conversion or exchange in such Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such Convertible Securities, as the case may be, shall not have been exercised prior to such expiration, and/or

                (B) in the case of adjustments made pursuant to Section 7(a)(iv)
            or (v), the consideration per share for which shares of Common Stock are issuable pursuant to such warrants, options or rights or the terms of such Convertible Securities shall be irrevocably increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the additional shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with such adjustment shall no longer be deemed to have been issued by virtue of such computation. Simultaneously therewith, a recomputation shall be made of the effect of such warrants, options or rights or Convertible Securities on the determination of the Aggregate Number, which shall be made on the basis of:

                (1) treating the number of additional shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or rights or such right of conversion or exchange as having been issued on the date or dates of such exercise and, in the case of a recomputation of a calculation originally made pursuant to Section 7(a)(iv) or (v), for the consideration actually received and receivable therefor, and

                (2) in the case of a recomputation of a calculation originally made pursuant to Section 7(a)(iv) or (v), treating any such warrants, options or rights or any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such irrevocable increase of the consideration per share for which shares of Common Stock are issuable under such warrants, options or rights or Convertible Securities;

and, if and to the extent called for by the foregoing provisions of Section 7(a)(vi) on the basis aforesaid, a new adjustment of the Aggregate Number shall be made, such new adjustment shall supersede the previous adjustment so rescinded and annulled.

               (vii) Miscellaneous. The following provisions shall be applicable to the making of adjustments of the Aggregate Number provided above in this
Section 7(a):

                (A) The sale or other disposition of any issued shares of Common
            Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section 7(a).

                (B) To the extent that any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities
            (1) are issued solely for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, (2) are offered by the Company for subscription, the consideration received by the Company shall be deemed to be the subscription price, or (3) are sold to underwriters or dealers for public offering, the consideration received by the Company shall be deemed to be the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends. To the extent that such issuance shall be for a consideration other than cash, or partially for cash and partially for other consideration, then, except as otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair market value of such consideration (plus, if applicable, the amount of such cash), at the time of such issuance, determined in the manner set forth in Section 7(d)(i). In case any additional shares of Common Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company is the survivor and issues any securities, the amount of consideration therefor shall be deemed to be the fair market value of such additional shares of Common Stock, Convertible Securities, warrants, options or other rights, as the case may be, determined in the manner set forth in Section 7(d)(i).

                The consideration for any shares of Common Stock issuable
            pursuant to the terms of any Convertible Securities shall be equal to (x) the consideration received by the Company for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus (y) the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus (z) the consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities.

                In case of the issuance at any time of any additional shares of
            Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                (C) The adjustments required by the preceding paragraphs of this
            Section 7(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Aggregate Number that would otherwise be required shall be made (except in the case of a Stock Subdivision or Stock Combination, as provided for in Section 7(a)(i) hereof) unless and until such adjustment either by itself or with other adjustments not previously made adds or subtracts at least one one-hundredth (0.01) of one share to or from the Aggregate Number immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 7(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                (D) In computing adjustments under this Section 7(a), fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (0.001) of a share.

                (E) If the Company shall take a record of the holders of its
            Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

        (b) Changes in Common Stock. In case at any time the Company shall initiate any transaction or be a party to any transaction (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company's assets, liquidation, recapitalization or reclassification of the Common Stock) in connection with which the previous Outstanding Common Stock shall be changed into or exchanged for different securities of the Company or capital stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction"), then, as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Holder shall be entitled to elect by written notice to the Company to receive (i) a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property or (ii) upon exercise of this Warrant at any time on or after the consummation of the Transaction, in lieu of the Warrant Shares issuable upon such exercise prior to such consummation, the securities or other property (including cash) to which such Holder would have been entitled upon consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the consummation date as nearly equivalent as possible to the adjustments provided for in this Section 7). The Company will not effect any Transaction unless the definitive documentation relating to such Transaction provides for the assumption prior to the consummation thereof, by each corporation or other entity (other than the Company) which may be required to deliver any new warrant, securities or other property as provided herein, of the obligation to deliver to such Holder such new warrant, securities or other property in accordance with the foregoing provisions. The foregoing provisions of this Section 7(b) shall similarly apply to successive Transactions.

        (c) Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action of the type contemplated in
Section 7(a) or (b) hereof but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights, in each case to the extent having equity features), then, unless in the opinion of the Board of Directors such action will not have a material adverse effect upon the rights of the Holder (taking into consideration, if necessary, any prior actions which the Board of Directors deemed not to materially adversely affect the rights of the Holder), the Aggregate Number shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

        (d) Notices.

               (i) Notice of Proposed Actions. In case the Company shall propose
(A) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional shares of Common Stock or shares of stock of any class or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any recapitalization, stock subdivision, stock combination or other capital reorganization, (E) to effect any consolidation or merger, share exchange, or sale, lease or other disposition of all or substantially all of its property, assets or business or (F) to effect the liquidation, dissolution or winding up of the Company, then in each such case the Company shall give to the Holder written notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Aggregate Number after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

               (ii) Adjustment Notice. Whenever the Aggregate Number is to be adjusted pursuant to this Section 7, unless otherwise agreed by the Holder, the Company shall forthwith prepare a certificate which shall set forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment is to be calculated. The certificate shall set forth, if applicable, a description of the basis on which the Board of Directors determined, as applicable, the Fair Market Value Per Share, the Closing Date Value Per Share, the fair market value of any evidences of Indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights, or other property or the equitable nature of any adjustment under Section 7(b) or
(c) hereof, the new Aggregate Number and, if applicable, any new securities or property to which the Holder is entitled. The Company shall promptly cause a copy of such certificate, signed by the chief financial officer of the Company, to be delivered to the Holder. In the case of any determination of Fair Market Value Per Share, such certificate shall be delivered to the Holder within the time period set forth in the definition of Fair Market Value Per Share and the Holder may object thereto as provided therein. In the case of any other determination of fair market value (including the fair market value of any evidences of indebtedness, shares of stock, other securities, warrants, other subscription or purchase rights or other property), the Holder may object to the determination in such certificate by giving written notice within ten (10) days of the receipt of such certificate and, if the Holder and the Company cannot agree to the fair market value within ten (10) days of the date of the Holder's objection, the fair market value shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Holder and the Company, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Holder.

The Company shall keep at its Principal Office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant (in whole or in part) if so designated by the Holder.

        SECTION 8. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 7 hereof, and will at all times in good faith assist in the carrying out of all such terms and in taking of all such action as may be necessary or appropriate to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company (a) will not increase the par value of any shares of Class B Common receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Class B Common on the exercise of this Warrant, (c) will not effect any stock split, stock combination, recapitalization or other change affecting any class of Common Stock unless such change is also made with respect to all other classes of Common Stock, (d) will not pay any dividend or make any other distribution with respect to any class of Common Stock unless dividends are paid and distributions are made at the same rate on all classes of Common Stock (and if any such dividend is a stock dividend, such dividend shall be declared in shares of the applicable class to the holders of such class) and (e) will not take any other action intended to treat, or having the effect of treating, any class of Common Stock in a manner which impairs, or is otherwise different from, any other class of Common Stock.

        SECTION 9. Board Visitation Rights. For so long as the Original Holder or any of its Affiliates (the "Original Holder Group") beneficially owns at least 50% of the Aggregate Number (after any reduction or adjustment as provided herein), or Warrants exercisable therefor, the Company shall (a) permit two representatives of the Original Holder Group to attend all meetings of the Board of Directors of the Company, or any committee thereof, (b) provide copies to such representatives of all materials furnished to the members of the Board of Directors or any committee thereof, (c) pay all out-of-pocket expenses incurred by such representatives in connection with their attendance in person at all such meetings as long as the Original Holder Group beneficially owns any shares of Series B Preferred and (d) give each such representative designated by the Original Holder Group at least five (5) Business Days' advance written notice of any such meeting. One such representative, for so long as the Original Holder Group holds a majority of the outstanding shares of Series B Preferred, shall be the director elected by the holders of the Series B Preferred pursuant to the terms of the Certificate of Incorporation.

        SECTION 10. Transfers of the Warrant.

        (a) Generally. Subject to the restrictions set forth in Section 1(b) and this Section 10, the Holder may at any time and from time to time freely transfer this Warrant and the Warrant Shares in whole or in part. This Warrant has not been, and the Warrant Shares at the time of their issuance may not be, registered under the Securities Act of 1933 (the "Securities Act"), and, except as provided in any separate registration rights agreement, nothing herein contained shall be deemed to require the Company to so register this Warrant and the Warrant Shares. This Warrant and the Warrant Shares are issued or issuable subject to the provisions and conditions contained herein and in the Purchase Agreement, and every Holder hereof by accepting the same agrees with the Company to such provisions and conditions, and represents to the Company that this Warrant has been acquired and the Warrant Shares will be acquired for the account of the Holder for investment and not with a view to or for sale in connection with any distribution thereof.

        (b) Restrictive Securities Legend. The certificate representing the shares of Class B Common issued upon the exercise of the Warrant shall bear the restrictive legend set forth below:

        "The shares represented by this certificate have not been registered under the Securities Act of 1933, or the securities laws of any State and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable State securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws."

        (c) Certain Transfer Restrictions. At any time prior to the initial Public Offering, this Warrant and the Warrant Shares may only be transferred, in whole or in part, to a Person other than a Company Competitor (any such Person, a "Permitted Transferee") upon ninety (90) days prior written notice to the Company; provided, that any such Permitted Transferee acquires aggregate interests in this Warrant and any Warrant Shares for not less than 20% of the Aggregate Number (as reduced and adjusted from time to time), or (if less) all of the Aggregate Number held by the transferor; provided further, that in connection with any such transfer to an Affiliate or successor of the Holder, the Holder shall be required to give written notice of such transfer to the Company within ten (10) days after such transfer.

        SECTION 11. Option to Put.

        (a) Put Rights. Notwithstanding any other provision of this Warrant, the Required Holders may elect by giving the Company written notice thereof pursuant to Section 12(a) hereof, from time to time, at any time after the occurrence of a "Put Event" (as defined in Section 11(b) hereof) and prior to the Expiration Date, to sell to the Company (at a price established pursuant to Section 12(b) hereof) this Warrant, the Warrant Shares or any portion thereof (based on the Aggregate Number then in effect pursuant to Section 2 hereof) and the Company shall be required to purchase such Warrant, Warrant Shares or portion thereof (collectively, the "Warrant Securities") in accordance with the terms hereof and
Section 12 hereof.

        (b) Put Events. The right of the Required Holders to require the Company to purchase the Warrant Securities or any portion thereof under Section 11(a) hereof shall be exercisable at any time after the fifth (5th) Business Day after the occurrence of any of the following events or circumstances (each a "Put Event"):

        (i)     June 30, 2002;

        (ii)    Any Public Offering;

        (iii)   Any Change in Control;

        (iv) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company or the liquidation, winding up or dissolution of the Company or any Subsidiary thereof; or

        (v)     Any Event of Default (as defined in Section 14).

provided, that (A) the Required Holders shall not be entitled to exercise their rights under Section 11(b)(ii) unless (1) such Public Offering is for the account of any holder of Common Stock of the Company (in whole or in part) and
(2) the Holders do not participate in such offering on a pro rata basis with all other holders of Common Stock participating in such offering (unless any such Holder elects not to so participate) and (B) the Required Holders shall not be entitled to exercise their rights under Section 11(b)(iii) and (iv) in connection with, and such rights shall expire upon the consummation of, a Cash-Out Transaction.

        SECTION 12. Manner of Redemption.

        (a) Put Notice. The Required Holders shall give notice of exercise (the "Put Notice") of the option under Section 11 hereof to put the Warrant Securities to the Company by hand delivery, receipt requested, by nationally recognized overnight delivery service, or by registered first-class mail, postage prepaid. Such notice shall be mailed or, in the case of hand delivery or nationally recognized overnight delivery service, delivered (such date of mailing or delivery being the Exercise Date") not less than thirty (30) (or in the case of Section 11(b)(i) not less than forty-five (45)) nor more than sixty
(60) days prior to the date set forth in the notice as the date fixed for redemption (the "Redemption Date"), to the Company at its Principal Office. All redemption notices shall set forth the Redemption Date and the Warrant Securities to be redeemed.

        (b) Exercise Notice. Within five (5) Business Days after receipt of a Put Notice from the Required Holders, the Company shall give written notice of such exercise (the "Exercise Notice") to each other holder of Warrant Securities (such other holders being referred to herein collectively as the "Other Holders"). Each Other Holder will have the right to participate in the redemption and require the Company to redeem all or any portion of such Other Holder's Warrant Securities by delivering written notice thereof to the Company within ten (10) Business Days following receipt of the Exercise Notice. All such notices delivered by such Other Holders will be deemed to have been delivered as of the date of the initial Put Notice and taken together will be deemed to be one exercise of the rights of such Required Holders and Other Holders to put all or a portion of their Warrant Securities as provided hereunder.

        (c) Redemption Price. The purchase price (the "Redemption Price") of the Warrant Securities or any part thereof to be redeemed by the Company hereunder shall be calculated (for the purposes of a redemption under this Section 12) as of the Exercise Date (the "Redemption Price Calculation Date") and shall be equal to (i) in the case of this Warrant, the product of (A) the difference of
(1) the Fair Market Value Per Share minus (2) the Exercise Price per share then in effect multiplied by (B) that portion of this Warrant (expressed in Warrant Shares) to be redeemed and (ii) in the case of any Warrant Shares issued upon exercise of this Warrant, the product of (A) the Fair Market Value Per Share multiplied by (B) that number of Warrant Shares to be redeemed.

        (d) Closing. On the Redemption Date, the holders of the Warrant Securities to be redeemed shall surrender such Warrant Securities to the Company at its Principal Office or such other place as may be set forth in the Put Notice on tender by the Company of the Redemption Price in cash or other immediately available funds. Payment of the Redemption Price shall only be out of Legally Available Funds. In the event any appraisal to be conducted in connection with the determination of Fair Market Value Per Share has not been completed five (5) Business Days prior to the Redemption Date, the Redemption Date shall be postponed until five (5) Business Days after the completion of such appraisal.

        (e) Partial Exercise. If any warrant is redeemed only in part, the Company shall issue a new warrant or warrants for the remaining portion of the warrant, which warrant shall be registered in the name of and delivered to the appropriate holder.

        (f) No Restrictive Agreements; Legally Available Funds.

               (i) Covenant Not to Impair Put Rights. The Company covenants and agrees that it shall not, without the prior written consent of the Required Holders, enter into or agree to become subject to any term, condition, provision or agreement that would materially impair the Company's ability to perform its obligations under Sections 11 and 12; provided, that the Company may enter an agreement that provides rights similar to, but no more advantageous than (including with respect to each event triggering a put right pursuant to Section
11), the rights granted to the Holder in Section 11 hereof so long as such rights of the Holder rank pari passu with, or senior to, any such similar rights granted to any other Person. The Company represents to the Holder that the Company is not subject to or bound by any term that would materially impair the Company's ability to perform its obligations under this Section 12 as of the date hereof.

               (ii) Remedial Action. Upon receipt of a Put Notice, if the Company believes that at the time of the Redemption Date, the Company would not have sufficient Legally Available Funds to perform its obligations under this
Section 12, then the Company shall promptly use all reasonable efforts to cause such Legally Available Funds to become available in any manner permitted or contemplated by the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law. If, notwithstanding the Company's reasonable efforts pursuant hereto, the Company is unable to fulfill its obligations under this Section 12 because of insufficient Legally Available Funds, the Company shall give prompt written notice thereof to each holder of Warrant Securities specifying in reasonable detail the nature thereof and the extent, if any, to which the Company would be able to fulfill its obligations under this Section 12.

               (iii) Holder Options. Upon receipt of notice from the Company as provided in Section 12(f)(ii), the Required Holders may elect pursuant to written notice given by the Required Holders to the Company: (A) that each holder's put rights pursuant to the Put Notice shall remain exercised and the Redemption Date shall be deferred until any of the first five (5) Business Days after there are sufficient Legally Available Funds to effect such redemption as selected by the Required Holders; provided, that, as and to the extent that there are sufficient Legally Available Funds to effect such redemption, the Company shall promptly make partial payments of the Redemption Price to the holders of Warrant Securities to be redeemed, in which case there shall be a series of redemptions, each of which shall take place not more than five (5) Business Days after there are sufficient Legally Available Funds to effect such redemption to an extent that would permit such partial payments of the Redemption Price in increments of not less than Twenty-Five Thousand Dollars ($25,000) ("Partially Available Funds"); or (B) the exercise of the put rights pursuant to Section 11(a) shall be rescinded in whole or in part at the option of the Required Holders (with the result that the Required Holders may require the Company to redeem the Warrant Securities at any time thereafter until the later of (1) the Expiration Date or (2) eighteen (18) months after the date the Required Holders give notice to rescind the exercise of such put rights).


        (g) Limit on Grant of Other Put or Redemption Rights. The Company covenants and agrees that from the date hereof, so long as the Holder holds this Warrant or any Warrant Shares in respect of which any put rights provided for in Sections 11 and 12 have not terminated, the Company shall not grant, directly or indirectly, to any Person or agree to otherwise become obligated in respect of any rights to require the Company to purchase or redeem securities of the Company upon the demand of any Person without the prior written consent of the Required Holders; provided, that the Company may enter into an agreement that provides rights similar to, but no more advantageous than (including with respect to each event triggering a put right pursuant to Section 11), the rights granted to the Holder in Section 11 hereof so long as such rights of the Holder rank pari passu with, or senior to, any such similar rights granted to any other Person. The Company represents and warrants that it has not previously entered into any agreement granting any such rights to any Person.

        SECTION 13. Call Option. On and after June 30, 2003, the Company shall be entitled to purchase from the holders of Warrant Securities, all or any portion of the Warrant Securities then outstanding at a purchase price equal to one hundred ten percent (110%) of the then Redemption Price as calculated pursuant to Section 12(c); provided, that, in connection with any such purchase, the Company shall be required to give the Holder a written representation and warranty that the Company has not then entered into, or commenced any discussions with any other Person in connection with entering into, any letter of intent or any agreement with respect to any transaction of the type described in Section 11(b)(ii), (iii) or (iv) at a value per share of Common Stock greater than the Fair Market Value Per Share as calculated for purposes of establishing the Redemption Price. Each holder of Warrant Securities shall be required under this Section 13 to sell its Warrant Securities, in whole or in part, upon the delivery to such holder by the Company of written notice evidencing the Company's desire to purchase such Warrant Securities. Each holder of Warrant Securities shall deliver its Warrant Securities to the Company, properly assigned or endorsed, at the closing therefor held within ten (10) Business Days after the Company's notice against payment made in cash or other immediately available funds.

        SECTION 14. Events of Default and Remedies.

        (a) Events of Default. If any of the following events (an "Event of Default") shall occur or be continuing for any reason whatsoever (whether such occurrence shall be voluntary or involuntary or come about or be in effect by operation of law or otherwise), the Holder shall be entitled to the remedies set forth in subsection (b) hereof, in addition to any other rights it may have under Section 11(b) hereof or otherwise or by law:

            (i) Warrant. The failure of the Company to keep and fully and promptly perform and observe in all material respects any of the terms, covenants or representations contained or referenced herein within ninety (90) days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) an executive officer of the Company becoming aware of such failure; or

           (ii) Purchase Agreement. The failure of the Company to keep and fully and promptly perform and observe in all material respects any of the terms or covenants contained or referenced in the Purchase Agreement or failure of any representation or warranty to be true in all material respects when made or deemed made, in either case, within ninety (90) days from the earlier to occur of (A) written notice from the Holder specifying what failure has occurred, or requesting that a specified failure be remedied or (B) an executive officer of the Company becoming aware of such failure.

        (b) Remedies. On the occurrence of an Event of Default, the Holder may, at its option, and in addition to all other remedies it may have under Section 11(b) hereof or otherwise or under applicable law, (i) at the Company's expense, elect to have the Aggregate Number fully and completely recomputed in order to remove and remedy any prejudice which has been or might have been caused to it by such Event of Default, including, without limitation, rescinding and annulling any or all requests for redemption made pursuant to Section 12, exercises of the Warrant, and waivers or agreements made subsequent to such Event of Default; and (ii) bring any action for injunctive relief or specific performance of any term or covenant contained herein or in the Purchase Agreement, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Holder hereunder.

        SECTION 15. Definitions. As used herein, in addition to the terms defined elsewhere herein, the following terms shall have the following meanings. Capitalized terms not appearing below and not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

        "Affiliate" means, with respect to a Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual, any trust whose principal beneficiary is such individual or one or more members of such individual's immediate family and any Person who is controlled by any such member or trust. The term "control" means
(a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, that (i) for purposes of Sections 9 and 10(c) hereof, the reference in clause (a) above to "five percent (5%)" shall be deemed to be "fifty percent (50%)" and (ii) for purposes of the definition of "Cash-Out Transaction," each New PC (as defined in the Purchase Agreement without regard to any percentage of revenues of the Company for which such New PC is responsible) shall be deemed to be an Affiliate of the Company.

        "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions in Charlotte, North Carolina are authorized or required by law or executive order to be closed.

        "Cash-Out Transaction" means (a) any Change in Control in which (i) all of the holders of Common Stock are offered the right to sell or otherwise transfer all of their shares of Common Stock to a Person or Persons which are not an Affiliate of the Company (the "Offeror"), (ii) each Holder may elect to sell or otherwise transfer all of its Warrant Securities for cash or readily marketable securities in payment for its Warrant Securities, (iii) all of the holders of Common Stock are offered the same per share consideration and there is no consideration (other than customary employment arrangements on market terms) payable to holders of Common Stock other than for their shares of Common Stock, and (iv) at least eighty percent (80%) of the shares of Common Stock on a Fully Diluted basis (calculated without regard to the Warrant Securities) are actually sold or otherwise transferred to the Offeror or (b) any voluntary sale, conveyance, exchange or transfer to any Person or Persons which are not an Affiliate of the Company of all or substantially all of the assets of the Company for cash or readily marketable securities followed promptly (but in any event within ninety (90) days) thereafter by the liquidation of the Company and the distribution of the assets of the Company (after payment of all liabilities and amounts payable to holders of Preferred Stock (as defined in the Certificate of Incorporation)) to the holders of the Common Stock, pro rata, based on the shares of Common Stock held by each such holder. No Holder shall be required in connection with any Cash Out Transaction to incur any liability, contingent or otherwise, to any transferee of its Warrant Securities for any representations and warranties concerning the Company or any of its assets or business or for any amount in excess of the amount received by such Holder in any such Transaction.

        "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended and in effect on the date hereof including the Certificate of Designation for the Series B Preferred.

        "Change in Control" means any event or circumstance upon which any Person or group (as such term is used for purposes of Section 13 of the Exchange
Act) of Persons, directly or indirectly and in one transaction or a series of transactions (whether pursuant to share acquisition or exchange, merger, reorganization, recapitalization or similar transaction), acquires (a) more than fifty percent (50%) of the voting securities of the Company, determined on a Fully Diluted basis, or (b) securities or other rights (except to a revocable proxy for a specific meeting) sufficient to permit such Person or group to elect a majority of the members of the Board of Directors of the Company.

        "Class A Common" means the Class A Common Stock, par value $.01 per share, of the Company as described in the Certificate of Incorporation.

        "Class B Common" means the Class B Common Stock, par value $.01 per share, of the Company as described in the Certificate of Incorporation.

        "Closing Date Value Per Share" means $8.00 per share of Common Stock, subject to any adjustment required under Section 9.10(c) of the Purchase Agreement, and further subject to equitable adjustment from time to time for any combinations, consolidations, stock distributions or stock dividends with respect to shares of the Common Stock.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

        "Common Stock" means (a) the Class A Common, (b) the Class B Common, (c) any other class of capital stock hereafter authorized having the right to share in distributions either of earnings or assets without limit as to amount or percentage or (d) any other capital stock into which such Common Stock is reclassified or reconstituted.

        "Company Competitor" means (a) any Person that directly provides management services to medical group practices similar to those services then provided by the Company and (b) any Person who owns, directly or indirectly, 50% or more of the outstanding voting securities of any Person described in clause
(a); provided, that no Person shall be a Company Competitor for purposes of this Warrant solely by reason of its beneficial ownership of securities for investment purposes (including securities held by a venture firm or other portfolio investor).

        "Convertible Securities" means evidences of Indebtedness, shares of stock or other securities which are directly or indirectly convertible or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Expiration Date" means the earlier of (a) June 30, 2007 or (b) the fifth anniversary of the Company's initial Qualified Public Offering.

        "Fair Market Value Per Share" means as of a particular date (a) the Market Price Per Share or (b) if the Market Price Per Share is not available,
(i) the fair market value of the Outstanding Common Stock based upon an arm's length sale of the Company on such date (including its ownership interest in all Persons) as an entirety, such sale being between a willing buyer and a willing seller and determined without reference to any discount for minority interest, restrictions on transfer, disparate voting rights among classes of capital stock or lack of marketability with respect to capital stock divided by (ii) the aggregate number of shares of Outstanding Common Stock. If the Market Price Per Share is not available, the Fair Market Value Per Share shall be determined initially by the Company within ten (10) days of any event for which such determination is required and such determination (including the basis therefor) shall be promptly provided to the Holder. Such determination shall be binding on the Holder unless the Holder objects thereto in writing within ten (10) days of receipt. In the event the Company and the Holder cannot agree on the Fair Market Value Per Share within ten (10) days of the date of the Holder's objection, the Fair Market Value Per Share shall be determined by a disinterested appraiser (which may be a national or regional investment bank or national accounting firm) mutually selected by the Company and the Holder, the fees and expenses of which shall be paid fifty percent (50%) by the Company and fifty percent (50%) by the Holder. Any selection of a disinterested appraiser shall be made in good faith within seven (7) days after the end of the last ten (10) day period referred to above and any determination of Fair Market Value Per Share by a disinterested appraiser shall be made within thirty (30) days of the date of selection.

        "Fully Diluted" means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding securities of the Company which are convertible into shares of Common Stock as having been so converted.

        "Legally Available Funds" means, with respect to any redemption of the Warrant Securities hereunder, the amount of funds of the Company legally available for such redemption as required under Sections 151 and 160 of the General Corporation Law of the State of Delaware, as amended, or any comparable provision of any succeeding law.

        "Market Price Per Share" means the last reported sales price regular way, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case of a share of Common Stock on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any two New York Stock Exchange member firms selected from time to time by the Company for that purpose.

        "Original Holder" means First Union Capital Partners, Inc.

        "Outstanding Common Stock" of the Company means, as of the date of determination, the sum (without duplication) of the following: (a) the number of shares of Common Stock then outstanding at the date of determination, (b) the number of shares of Common Stock then issuable upon the exercise of the Warrant (as such number of shares may be adjusted pursuant to the terms hereof) and (c) the number of shares of Common Stock then issuable upon the exercise or conversion of Convertible Securities and any warrants, options or other rights to subscribe for or purchase Common Stock or Convertible Securities (but excluding any options and securities not then vested and exercisable for or convertible into Common Stock).

        "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.

        "Principal Office" means the Company's principal office as set forth in
Section 19 hereof or such other principal office of the Company in the United States of America the address of which first shall have been set forth in a notice to the Holder.

        "Public Offering" means the offering and sale of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

        "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement of even date between the Company and the Original Holder, as amended or supplemented from time to time.

        "Qualified Public Offering" means a firm commitment Public Offering underwritten by a securities firm of nationally recognized standing with net proceeds to the Company of at least $25,000,000.

        "Qualified Redemption" is defined in Section 2.

        "Required Holders" means the holders of at least fifty-one percent (51%) of the Warrant Securities then outstanding determined on a Fully Diluted basis.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "Series B Preferred" means the Series B Cumulative Redeemable Preferred Stock of the Company as described in the Certificate of Incorporation.

        "Stock Option Plans" means (i) the Company's 1996 Employee Stock Option Plan, (ii) the Company's 1996 Stock Option Plan for Nonemployee Directors and
(iii) the Company's 1996 Stock Option Plan for Nonemployee Providers and (iv) any other plan, agreement or award adopted following the date hereof by the Board of Directors of the Company.

        "Subsidiary" means, as to a Person, any corporation, partnership or other entity of which more than 50% of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or otherwise controlled by such Person.

        "Warrant Securities" is defined in Section 11(a).

        "Warrant Shares" means (a) the shares of Class B Common issued or issuable upon exercise of this Warrant in accordance with its terms and (b) all other shares of the Company's capital stock issued with respect to such shares by way of stock dividend, stock split or other reclassification or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock.

        SECTION 16. Survival of Provisions. Notwithstanding the full exercise by the Holder of its rights to purchase Class B Common hereunder, the provisions of this Warrant shall survive such exercise and the Expiration Date until such time as the rights of the Required Holders to have the Company redeem all Warrant Securities held by the Holder have expired or been fully exercised.

        SECTION 17. Delays, Omissions and Indulgences. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder upon any breach or default of the Company under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holder's part of any breach or default under this Warrant, or any waiver on the Holder's part of any provisions or conditions of this Warrant must be in writing and that all remedies, either under this Warrant, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

        SECTION 18. Rights of Transferees. The rights granted to the Holder hereunder of this Warrant shall pass to and inure to the benefit of all subsequent transferees of all or any portion of the Warrant (provided that the Holder and any transferee shall hold such rights in proportion to their respective ownership of the Warrant and Warrant Shares) until extinguished pursuant to the terms hereof.

        SECTION 19. Captions. The titles and captions of the Sections and other provisions of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

        SECTION 20. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, overnight courier service or personal delivery:

               (a)    if to the Company:

                      Physician Partners, Inc.
                      111 SW Columbia Street, Suite 725
                      Portland, Oregon  97201

                      Attention:  Mr. David M. Goldberg
                      Telecopy No.:  (503) 224-4713

               (b)    if to the Holder:

                      First Union Capital Partners, Inc.
                      One First Union Center, 5th Floor
                      301 South College Street, NC0732
                      Charlotte, North Carolina  28288

                      Attention:    Mr. Frederick W. Eubank, II
                                    Mr. D. Neal Morrison
                      Telecopy No.: (704) 374-6711

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

        SECTION 21. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Company shall have no right to assign its rights, or to delegate its obligations, hereunder without the prior written consent of the Holder; provided, further, that a merger by operation of law or otherwise shall not constitute an assignment hereunder.

        SECTION 22. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        SECTION 23. Governing Law. This Warrant is to be construed and enforced in accordance with and governed by the laws of the State of North Carolina and without regard to the principles of conflicts of law of such state.

        SECTION 24. Entire Agreement. This Warrant and the Purchase Agreement are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

        SECTION 25. Rules of Construction. Unless the context otherwise requires "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Warrant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                                      * * *

        IN WITNESS WHEREOF, the Company has caused this Warrant to be issued and executed in its corporate name by its duly authorized officers and its corporate seal to be affixed hereto as of the date below written.


DATED:  _____________, 1997                 PHYSICIAN PARTNERS, INC.



[CORPORATE SEAL]                            By:_______________________________
                                               David M. Goldberg
                                               President


ATTEST:


By:_________________________________
        Tim E. Dupell
        Secretary

                                                                       EXHIBIT A
                               NOTICE OF EXERCISE


To:     Physician Partners, Inc.
        111 S.W. Columbia Street, Suite 725
        Portland, Oregon  97201



        1. The undersigned, pursuant to the provisions of the attached Warrant, hereby elects to exercise this Warrant with respect to ________ shares (the "Exercise Shares") of Class B Common Stock (the "Exercise Amount"). Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the attached Warrant.

        2. The undersigned herewith tenders the Warrant and payment for the Exercise Shares in the following manner (please check type, or types, of payment and indicate the portion of the Exercise Price to be paid by each type of payment):

                      ____   Exercise for Cash
                      ____   Cashless Exercise

        3. Please issue a certificate or certificates evidencing the Exercise Shares issuable in respect hereof under the terms of the attached Warrant, as follows:


                       (Name of Record Holder/Transferee)

and deliver such certificate or certificates to the following address:


                      (Address of Record Holder/Transferee)

        4. The undersigned hereby confirms that the undersigned understands that the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or otherwise disposed of unless the Exercise Shares are first registered under the Securities Act or registration is available. The undersigned hereby agrees that the undersigned shall make no disposition of any Exercise Shares unless and until there is an effective registration under the Securities Act and applicable state securities laws with respect to such Exercise Shares or the undersigned shall have provided the Company a written opinion of counsel in form and substance satisfactory to the Company that an exemption from such registration is available under the Securities Act and such state securities law. The undersigned acknowledges that any transfer or other disposition of Exercise Shares in contravention of this paragraph shall be null and void and the Company shall not be required (a) to transfer on its books any such

Exercise Shares or (b) to treat as the owner of such Exercise Shares or otherwise to accord voting or dividend rights to any purported transferee with respect thereto.

        5. If the Exercise Amount is less than all of the Exercise Shares purchasable hereunder, please issue a new warrant representing the remaining balance of such shares, as follows:




                                 (Name of Record Holder/Transferee)

and deliver such warrant to the following address:



                                 (Address of Record Holder/Transferee)



                                 (Signature)
-------------------------------
(Date)

                                                                       EXHIBIT B


                               FORM OF ASSIGNMENT


             (To be executed by the registered holder is such holder
              desires to transfer all or a portion of the Warrant)


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------
                  (Please print name and address of transferee)

--------------------------------------------------------------------------------

this Warrant with respect to ____________ Warrant Shares, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ ____________ Attorney, to transfer the within
Warrant with respect to __________ Warrant Shares on the books of the within-named Company, with full power of submission. Transferee shall be subject to all of the terms and conditions set forth in the Common Stock Purchase Warrant dated ___________, 1997.


Dated:__________________


Signature:

                                      (Signature must conform in all respects to name of registered holder as specified on the face of the Warrant)



NOTICE: See legend on front page as to transfer restrictions to which Transferee shall be subject in all respects.

                          REGISTRATION RIGHTS AGREEMENT


                                     between


                            PHYSICIAN PARTNERS, INC.

                                       and

                       FIRST UNION CAPITAL PARTNERS, INC.,



                            Dated as of July 10, 1997

                                TABLE OF CONTENTS

                                                                        PAGE NO.

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT is dated as of July 10, 1997 (this "Agreement"), by and between PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Company") and FIRST UNION CAPITAL PARTNERS, INC., a Virginia corporation ("FUCP").

                              Statement of Purpose

        The Company has entered into a Preferred Stock and Warrant Purchase Agreement dated as of July 10, 1997 (the "Purchase Agreement") providing for the purchase of shares of preferred stock and a warrant to purchase common stock from the Company by FUCP. Upon consummation of the transactions contemplated by the Purchase Agreement, FUCP will be entitled to exercise the warrant for shares of common stock of the Company in the manner described therein. In connection with the transactions contemplated by the Purchase Agreement, the Company has agreed to provide registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1. Definitions. For the purposes of this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

        "Approved Underwriter" shall have the meaning assigned thereto in
Section 3(d) hereof.

        "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof including the provisions set forth in the Certificate of Designation with respect to the Series B Preferred Stock.

        "Class A Common" means the Class A Common Stock, par value $.01 per share, of the Company, as described in the Certificate of Incorporation.

        "Class B Common" means the Class B Common Stock, par value $.01 per share, of the Company, as described in the Certificate of Incorporation.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Common Stock" means the Class A Common, the Class B Common and any other class of stock designated as Common Stock of the Company in the Certificate of Incorporation.

        "Company Underwriter" shall have the meaning assigned thereto in Section 4 hereof.

        "Demand Registration" means a demand registration requested by FUCP pursuant to Section 3 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Holders' Counsel" shall have the meaning assigned thereto in Section 7(a)(i) hereof.

        "Inspector" shall have the meaning assigned thereto in Section 7(a)(viii) hereof.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Public Offering" means a public offering of the Common Stock after the date hereof pursuant to a registration statement declared effective under the Securities Act.

        "Records" shall have the meaning assigned hereto in Section 7(a)(viii) hereof.

        "Registrable Securities" means (a) all shares of Common Stock acquired by FUCP or its successors or assigns pursuant to exercise of the Warrant and (b) any other common equity securities of the Company issued in exchange for, upon a reclassification of, or in a distribution with respect to, such Common Stock.

        "Registration Expenses" shall have the meaning assigned thereto in
Section 8.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Warrant" means the common stock purchase warrant issued by the Company to FUCP pursuant to the Purchase Agreement.

        SECTION 2. Securities Subject to this Agreement.

        (a) Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement or (ii) the entire amount of Registrable Securities proposed to be sold in a single sale or in multiple transactions during a six month period are or, in the written opinion of counsel reasonably satisfactory to the Company, may be distributed to the public in such single sale or in multiple transactions during a six month period pursuant to Rule 144 (or any successor provision then in force) under the Securities Act.

        (b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option, warrant or other right to purchase, or a security currently convertible into, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option, warrant or other right or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

        SECTION 3. Demand Registration.

        (a) Demand Registration. FUCP may make a written request for registration of Registrable Securities under the Securities Act, and under the securities or blue sky laws of any jurisdiction reasonably designated by FUCP, at any time after the earlier of (i) December 31, 2000 and (ii) six months after the initial Public Offering by the Company; provided, that (A) subject to
Section 3(c) below, the Company will not be required to effect more than two registrations at the request of FUCP pursuant to this Section 3(a) and (B) the Company will not be required to effect such registration within the period beginning on the filing of a registration statement by the Company covering a firm commitment underwritten Public Offering of Common Stock to be issued by the Company and ending on the later of (1) the later of 120 days after the effective date of such registration statement or, if commenced promptly, the commencement of a public distribution of Common Stock pursuant to such registration statement, (2) the expiration of any lock-up period required by the underwriters, if any, in connection therewith or (3) the abandonment of such Public Offering; and provided further, that if at the time of a request for registration, the Board of Directors of the Company determines in good faith, in the exercise of its fiduciary duty, that it would be detrimental to the Company to effect such registration at such time, the Company may postpone its obligation hereunder to effect such registration for a single period not to exceed six (6) months from the date of such request.

        (b) Company Obligation to Register. Each request for a Demand Registration pursuant to Section 3(a) shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is reasonably desired. Upon a request for a Demand Registration, the Company shall (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities and (ii) use all reasonable efforts to effect as quickly as is reasonably practicable the registration of the Registrable Securities specified in such request, together with the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for a period of not less than 12 months or such shorter period which will terminate when all Registrable Securities covered by such

Registration Statement (A) have been sold (but not before the expiration of the 90-day period (or applicable shorter period) referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), or (B) may, in the opinion of counsel reasonably satisfactory to the Company, be distributed to the public in a single sale pursuant to Rule 144 (or any successor provision then in force) under the Securities Act. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses in connection therewith, whether or not such Demand Registration becomes effective; provided, that all selling expenses relating to Registrable Securities, including, without limitation, all underwriting discounts, selling commissions and stock transfer taxes applicable thereto and all fees and disbursements of counsel for any holder of Registrable Securities other than FUCP, whose fees and disbursements of counsel shall be borne by the Company as provided in Section 8(c) hereof, shall be borne by each holder of Registrable Securities pro rata based on the total number of Registrable Securities included by each holder in the Registration Statement.

        (c) Underwriting Procedures. If FUCP so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(d). In such event, if the Approved Underwriter advises the Company, which advice shall be confirmed in writing, that in its opinion marketing considerations require a limitation on the number of securities to be sold, the Company shall include in such registration only the number of Registrable Securities which, in the good faith opinion of such Underwriter, can be sold, then the number of Registrable Securities to be included in such registration shall be reduced in the following manner:

                   (i) first, all or a portion of the Registrable Securities
               requested to be included by the holders of Registrable Securities (other than FUCP) and the holders of any other securities included in any such registration, pro rata, based on the total number of Registrable Securities or other securities included in the Registration Statement; and

                  (ii) second, if necessary, all or a portion of the Registrable
               Securities requested to be included by FUCP.

        (d) Selection of Underwriters. In connection with requesting a Demand Registration of Registrable Securities pursuant to Section 3(a), the Company may select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, that the Approved Underwriter shall, in any case, be acceptable to FUCP in its reasonable judgment.

        SECTION 4. Piggy-Back Registration. If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account, or an offering for the account of any stockholder of the Company or any group of such stockholders (other than a registration statement on Form S-4 or S-8 or any successor forms or any other forms not available for registering Registrable Securities for sale to the public), then the Company shall give written notice of such proposed filing to each holder of Registrable Securities at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including whether the offering will be underwritten and those jurisdictions where registration under the securities or blue sky laws is intended) and offer such holders the opportunity to register the number of Registrable Securities as each such holder may request. The Company shall use all reasonable efforts, within 10 days of the notice provided for in the preceding sentence, to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to permit the holders of Registrable Securities who have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein, including execution by such holders of an underwriting agreement in customary form. Notwithstanding the foregoing, if the Company Underwriter determines for any reason that it would be advisable to reduce the number of securities to be sold, then the amount of securities in excess of the amount to be registered for sale by the Company to be offered for the account of any holder of Common Stock requesting registration (whether or not a holder of Registrable Securities) shall be reduced pro rata based on the total number of securities included by any such holder of Common Stock in such registration statement, to the extent necessary to reduce the total securities to be included in the offering to the amount recommended by the Company Underwriter. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Section 4; provided, that all selling expenses relating to Registrable Securities, including, without limitation, all underwriting discounts, selling commissions and stock transfer taxes applicable thereto and all fees and disbursements of counsel for any holder of Registrable Securities, other than FUCP, whose fees and disbursements of counsel shall be borne by the Company as provided in Section 8(c) hereof, shall be borne by each holder of Registrable Securities pro rata based on the total number of Registrable Securities included in the Registration Statement.

        SECTION 5. Form S-3 Registration.

        (a) Requests for Registration on Form S-3. The Company shall use its reasonable good faith efforts to qualify to register securities on Form S-3 (or any successor to such form). After the Company has qualified for the use of Form S-3 but in any event no earlier than two (2) years after the initial Public Offering of the Company, in addition to and not in limitation of the rights contained in the foregoing provisions of this Agreement, any holder of at least 10% of the Registrable Securities shall have the right to request the registration of any such Registrable Securities on Form S-3; provided, that if at the time of a request for registration, the Board of Directors of the Company determines in good faith, in the exercise of its fiduciary duty, that it would be detrimental to the Company to effect such registration at such time, the Company may postpone its obligation hereunder to effect such registration for a single period not to exceed six (6) months from the date of such request. All such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such holder or holders; provided, that the Company shall not be required to effect a registration pursuant to this Section 5(a) unless (i) the holders of Registrable Securities requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deducting underwriting discounts and expenses of sale) of at least $4,000,000 and (ii)
the number of shares to be so registered for all such holders constitute at least 33 1/3% of the outstanding Registrable Securities at such date. In case the Company shall receive from a holder of Registrable Securities a written request that the Company effect a registration on Form S-3 pursuant to this
Section 5(a), the Company shall (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities and (ii) use its reasonable good faith efforts to effect as quickly as is reasonably practicable the registration of the Registrable Securities specified in such request, together with the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company. Registrations effected pursuant to this Section 5 shall not be counted as a Demand Registration for purposes of
Section 3.

        (b) Underwriting Procedures. If the holders of a majority of the Registrable Securities for which registration is requested pursuant to Section 5(a) so elect, the offering of such Registrable Securities shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be an Approved Underwriter selected in the same manner as described in Section 3(d). In such event, if the Approved Underwriter advises the Company, which advice shall be confirmed in writing, that in its opinion marketing considerations require a limitation on the number of securities to be sold, then the amount of securities in excess of the amount which can be so registered shall be reduced pro rata based on the total number of Registrable Securities included by each holder of Registrable Securities requested to be registered pursuant to such registration on Form S-3.

        SECTION 6. Holdback Agreements.

        (a) Restrictions on Public Sale by Holders. In order to participate in a registration of a Public Offering effected hereby, to the extent not inconsistent with applicable law, each holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning on the filing of such registration statement and ending on the later of (i) the later of 120 days after the effective date of such registration statement or, if commenced promptly, the commencement of a public distribution of the Common Stock pursuant to such registration statement, (ii) the expiration of any lock-up period required by the underwriters, if any, in connection therewith or (iii) the abandonment of such Public Offering.

        (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor to such forms or any other forms not available for registering capital stock for sale to the public) during the period beginning on the filing of any registration statement to effect a Public Offering in which the holders of Registrable Securities are participating and ending on the later of (i) the later of 120 days after the effective date of such registration statement or, if commenced promptly, the commencement of a public distribution of the Common Stock pursuant to such registration statement, (ii) the expiration of any lock-up period required by the underwriters, if any, in connection therewith or (iii) the abandonment of such Public Offering.

        SECTION 7. Registration Procedures.

        (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Sections 3, 4 or 5 of this Agreement, the Company shall use all reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

               (i) prepare and file with the Commission (as promptly as practicable, but in any event not later than 90 days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable good faith efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide counsel selected by the holders of a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an adequate and appropriate opportunity, at such holders' expense, except for FUCP's pro rata portion of such expense, which shall be paid by the Company in accordance with Section 8(c) hereof, to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, which documents shall be subject to the review of Holders' Counsel, and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 12 months or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period (or applicable shorter period) referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

               (iii) as soon as reasonably possible, furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (iv) use all reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonable requests, and to continue such qualification in effect in such jurisdictions for as long as is permissible pursuant to the laws of such jurisdictions, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that the Company shall not be obligated to effect, or take any action to effect, any such registration or qualification in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

               (v) use all reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

               (vi) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Sections 3, 4 or 5) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (viii) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries

(collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or to confirm that no such misstatement or omission has been made, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the information in such Records has been made generally available to the public or is required to be filed with, or made available as supplemental information to, the Commission. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (ix) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriters reasonably request;

               (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller or underwriters may reasonably request and are customarily included in such opinions;

               (xi) otherwise use its reasonable good faith efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner which satisfies the provisions of
Section 11(a) of the Securities Act;

               (xii) cause all such Registrable Securities to be listed on each securities exchange or approved for quotation on each over-the-counter market on which similar securities issued by the Company are then listed or quoted; provided, that the applicable listing requirements are satisfied;

               (xiii) keep each seller of Registrable Securities advised in writing as to the initiation and progress of any registration under Sections 3, 4 or 5 hereunder;

               (xiv) provide officers' certificates and other customary closing documents;

               (xv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

               (xvi) use all reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto.

        (b) Seller Information. The Company shall be entitled to require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request.

        (c) Notice to Discontinue. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a) (vi), such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(vi) and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(vi) to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(vi).

        SECTION 8. Registration Expenses.

        (a) The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the Company's performance of, or compliance with, its obligations under this Agreement, including without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, engraving, messenger and delivery expenses, and (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any fees and expenses in connection with any "cold comfort" letters and any special audits incident to or required by any registration or qualification) regardless of whether such registration statement is declared effective.

        (b) The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the qualification for trading of the securities to be registered in each inter-dealer quotation system in which securities of the same class are then traded, and rating agency fees.

        (c) In connection with each registration requested pursuant to Sections 3 or 4 of this Agreement, the Company will reimburse FUCP for the reasonable fees and disbursements of its counsel incurred in connection with its participation in such registration notwithstanding the form of registration statement employed by the Company.

        SECTION 9. Indemnification; Contribution.

        (a) Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, employees and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and, subject to Section 9(c) hereof, reasonable fees, disbursements and other charges of legal counsel) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

        (b) Indemnification by Holders. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to Sections 3, 4 or 5 hereof, each such holder shall furnish to the Company in writing such information with respect to such holder as the Company may reasonably request or as may be required by law for use in connection with any such registration statement or prospectus and each holder agrees to indemnify, to the extent permitted by law, the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as the foregoing indemnity from the Company to the holders, but only with respect to any such information furnished in writing by such holder expressly for use in such registration statement. Notwithstanding the provisions of this Section 9(b), a holder of Registrable Securities shall not be required to pay any indemnification in an amount in excess of the net proceeds received by such holder in the offering to which such registration statement relates.

        (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder, unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced thereby. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate legal counsel in any such action and participate in the defense thereof, but the fees, disbursements and other charges of such legal counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with legal counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such legal counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same legal counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

        (d) Contribution. If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and

9(c), any fees, charges or expenses (including reasonable fees, disbursements and other charges of legal counsel) reasonably incurred by such party in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), a holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such holder in the offering to which such registration statement relates exceeds the amount of any damages that such holder has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

        (e) Survival. The indemnity and contribution covenants contained in this
Section 9 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of a holder or any person controlling a holder, (ii) any sale of any Registrable Securities pursuant to this Agreement and receipt by the holders of the proceeds thereof, or (iii) any termination of this Agreement for any reason, including after the initial filing of the registration statement to which these indemnity and contribution covenants relate.

        SECTION 10. Rules 144 and 144A. The Company covenants that it shall use all reasonable efforts to duly and timely file any reports required to be filed by it under the Securities Act and the Exchange Act; and that it shall take such further action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 and 144A under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or Rule 144A under the Securities Act, as such rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether it has complied with such requirements. Without limiting the foregoing, the Company agrees that:

        (a) it will, if required by law, maintain a registration statement (containing such information and documents as the Commission shall specify) with respect to the Common Stock under Section 12 of the Exchange Act and will timely file such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to said Section 12;

        (b) it will, if a registration statement with respect to the Common Stock under Section 12 is effective, or if required by Section 15(d) of the Exchange Act, make whatever filings with the Commission or otherwise make generally available to the public such financial and other information as may be necessary to enable the holders of Registrable Securities to be permitted to sell shares of Common Stock pursuant to the provisions of Rule 144 or 144A promulgated under the Securities Act (or any successor rule or regulation thereto); and

        (c) it will, at any time when any holder of Registrable Securities desires to make sales of any Registrable Securities in reliance on Rule 144A under the Securities Act (or any successor rule or regulation), provide such holder and any prospective purchaser therefrom with the information required by Rule 144A and otherwise cooperate with the holder in connection with such sale.

        The Company represents and warrants that any registration statement or any information document or report filed with the Commission in connection with the foregoing or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) the seller of Registrable Securities, its partners, officers, directors, employees and agents and each broker, dealer or underwriter (within the meaning of the Securities
Act) acting for any such seller in connection with any offering or sale by such seller of Registrable Securities or any person, firm or corporation controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller and any such broker, dealer or underwriter from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 9 of this Agreement.

        SECTION 11. Limitation on Registration Rights of Others. The Company represents and warrants as of the date hereof that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, except as set forth in this Agreement and in Article IV,
Section 2(A)(6) of the Certificate of Incorporation. The Company covenants and agrees that, so long as any Person holds any Registrable Securities in respect of which any registration rights provided for in Section 3 of this Agreement remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of rights of registration in the nature or substantially in the nature of those set forth in
Section 3 of this Agreement; provided, the Company may enter into an agreement that provides rights similar to, but no more advantageous or favorable in any respect than (including any provision with respect to the earliest time for demand, underwriters cut-back, lock-up period or any other provision), the rights granted to FUCP in Section 3 hereof so long as such rights of FUCP rank pari passu with, or senior to, any such rights granted to any other Person.

        SECTION 12.   Miscellaneous.

        (a) Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

        (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the designated holders of the Registrable Securities in this Agreement.

        (c) Remedies. The holders of the Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

        (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of the holders of at least a majority of the Registrable Securities.

        (e) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopy, recognized overnight courier service or personal delivery:

               (a)    if to the Company:

                      Physician Partners, Inc.
                      111 Southwest Columbia, Suite 725
                      Portland, Oregon  97201
                      Attention:  David M. Goldberg
                      Telecopy No.:  (503) 224-4713

               (b)    if to FUCP:

                      One First Union Center
                      301 S. College St., 5th Floor
                      Charlotte, North Carolina  28288-0732
                      Attention:    Frederick W. Eubank, II
                                    D. Neal Morrison
                      Telecopy:     (704) 374-6711

               (c) if to any other holder of Registrable Securities: The most recent address of such holder shown in the Company's record of securityholders

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged if telecopied.

        (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the registration rights and the other obligations of the Company contained in this Agreement shall with respect to any Registrable Security be automatically transferred to any subsequent holder of Registrable Securities (excluding any person who acquires such securities in a transaction with respect to which a registration statement under the Securities Act is effective at the time or pursuant to a sale complying with Rule 144 or Rule 144A under the Securities
Act), and may only be transferred in connection with a transfer of Registrable Securities made in accordance with the terms set forth in the Warrant. Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

        (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law of such state.

        (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the holders of Registrable Securities shall be enforceable to the fullest extent permitted by law.

        (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be executed and delivered under seal as of the day and year first above written.

                                            PHYSICIAN PARTNERS, INC.


[CORPORATE SEAL]                    By:______________________________
                                           David M. Goldberg
                                           President


                                    FIRST UNION CAPITAL PARTNERS, INC.


[CORPORATE SEAL]                    By:_____________________________
                                           Name:
                                           Title: